EXHIBIT NO. 10.137

               OPERATION AND MAINTENANCE AGREEMENT


                               BY


                               AND


                             BETWEEN


            BHOTE KOSHI POWER COMPANY PRIVATE LIMITED


                               AND


          HARZA ENGINEERING COMPANY INTERNATIONAL L.P.



EXHIBITS:

A  POWER PURCHASE AGREEMENT                                   A-1
B  PROJECT AGREEMENT                                          B-1
C  HOME OFFICE SUPPORT                                        C-1
D  OPERATION & MAINTENANCE PLAN OUTLINE                       D-1




               OPERATION AND MAINTENANCE AGREEMENT

                         BY AND BETWEEN

            BHOTE KOSHI POWER COMPANY PRIVATE LIMITED

                               AND

          HARZA ENGINEERING COMPANY INTERNATIONAL L.P.



                            RECITALS:

      THIS AGREEMENT is made and entered into on the 24th day of April, 1997, by and between Bhote Koshi Power Company Private Limited, a private limited liability company duly incorporated and registered in Nepal ("Owner"), and Harza Engineering Company International L.P., a Delaware limited partnership ("Operator"), individually referred to hereinafter as "Party" and collectively as "Parties."

       WHEREAS, Owner and Nepal Electricity Authority (the "Utility") entered into a Power Purchase Agreement dated July 21, 1996, pursuant to which Owner intends to construct, own, operate and transfer a hydroelectric facility with two (2) generating units with a combined nominal rating of 36 MW, 25 km electrical transmission line and all related works located on the Bhote Koshi River in Sindhupalchok District of Nepal and pursuant to which Owner will sell and the Utility will purchase electrical energy produced by the Facilities;

       WHEREAS, Owner and China Gezhouba Construction Group Corporation for Water Resources and Hydropower, a Chinese company (the "EPC Contractor") have entered into an Amended and Restated Contract for the Engineering, Procurement and Construction Contract dated December 19, 1996, (the "EPC Contract") a copy of which has previously been furnished to Operator pursuant to which the EPC Contractor thereunder will design, engineer, survey, construct, test and Pre-startup, Start-up the Facilities; and

      WHEREAS, Owner desires to have Operator provide pre-commercial and commercial operation and maintenance services at the Facilities and Operator desires to provide such services.

     NOW, THEREFORE, in consideration of the foregoing and of the premises hereinafter contained, Owner and Operator agree as follows:

                            ARTICLE 1

                           DEFINITIONS

      Whenever the following terms appear in this Agreement, they shall have the following meanings:

      "Affiliate" shall mean, with respect to any specified entity, an entity which directly or indirectly controls, is controlled by, or is under common control, not including individual owners, with such specified entity or successor thereto. For purposes of this definition, the term control shall have the same meaning as set forth in the Power Purchase Agreement.

      "Agreement" shall mean this Operation and Maintenance Agreement made and entered into on the date set forth above by and between Bhote Koshi Power Company Private Limited and Harza Engineering Company International L.P., which may be amended from time to time.

      "Annual Budget" shall mean the budget of all costs and expenses anticipated to be incurred by Operator to meet its obligations under this Agreement during any calendar year, or part thereof.

      "Approved Budget" shall mean the Annual Budget prepared and submitted by Operator pursuant to Article 2.17 hereof, which has been approved by Owner.

     "Authorization To Proceed" shall mean Owner's written notice to Operator to commence the work required by this Agreement.

      "Availability  Test"  shall have the meaning  specified  in
Article 6.8 of the Power Purchase Agreement.

      "Change in Law" shall mean, with respect to Nepal, any new law or amendment, modification, deletion, addition or change in or to any applicable existing law or applicable permission or in any interpretation or application thereof that occurs and takes effect after the signing of this Agreement that either Party can demonstrate will materially and adversely affect the performance of either Party's obligations under this Agreement.

      "Claims" shall have the meaning given such term in  Article
8.04A.  hereof.

      "Commencement Date" shall mean the calendar date upon which Operator is to commence the work required by this Agreement as specified in the Authorization to Proceed. The expected date for the Commencement Date is on or before January 1, 1999. The actual date will be as mutually agreed upon between Owner and Operator, but in no event later than 150 days prior to Start-up and testing of the Facility.

      "Commercial  Operation Date" shall mean the  Unit  Delivery
Date of the first Unit.

      "Consumables" shall have the meaning set forth  in  Article
2.07 hereof.

      "Contract Month" shall mean each Nepalese calendar month commencing with the first such month in which the first Unit
Delivery Date occurs.

      "Contract Year" shall mean the period beginning on the Commercial Operation Date and ending on the last day of the following Ashad (mid-July), and each succeeding twelve (12) Month period thereafter beginning on 1 Srawan (mid-July) and ending on the last day of the following Ashad (mid-July), provided that the last Contract Year shall begin on 1 Srawan (mid-July) and end on the date that is twenty-five (25) years from the Commercial Operation Date.

      "Delivery Point" shall mean the point, at the 132-kV gantry of the new substation to be constructed by Utility near the existing Sun Koshi power station, at which electric energy from the Project is delivered to the NEA Interconnection Facilities.

      "Dispatch Instruction" shall mean Utility's instructions to Owner from the Load Dispatch Center in accordance with Prudent Utility Practices and the Power Purchase Agreement, and taking into account the Technical Limits and then available water flow, to schedule and control the generation of the Project in order to commence, increase, decrease or cease the Electrical Output delivered to the Utility.

      "Dollars"  or  "$" shall mean the currency  of  the  United
States of America.

      "Electrical Output" shall mean for any period, after the first Unit Delivery Date, the electrical energy delivered by the Project at the Delivery Point, as metered in accordance with
Schedule 7 of the Power Purchase Agreement and expressed in kWh.

      "EMMP" shall mean the Environmental Mitigation, Management and Monitoring Plan for the Upper Bhote Koshi Hydroelectric Project dated November 1996, submitted by the Owner to His
Majesty's  Government  of  Nepal included  and  accepted  by  His
Majesty's Government of Nepal as an attachment to the Project License issued November 28, 1996, as approved by the Lenders and satisfactory in form and substance to each of the Lenders, copies of which have been made available to the Operator.

      "Environmental Laws" shall mean all applicable World Bank policies , as in effect in March 1996, relating to the environment, indigenous peoples, involuntary resettlement, and occupational health and safety, the EMMP, any statute, law, rule regulation, ordinance, code, guideline or policy, or rule of common law (including the EMMP, the HSE Plan, and Nepalese environmental laws applicable to the Project), in each case, now or hereafter in effect and in each case as amended, any applicable judicial or administrative order, consent, decree, or judgment, or any permissions, permits, certifications, authorizations, approvals, and licenses for the Facility, both obtained and applied for, including any variances or waivers in effect from time to time necessary or desirable for the Project relating to the environment or to noise, emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including without limitation, those relating to vehicular noise and emissions standards, ambient equipment noise standards, prescribed hours of operation with respect to noise (nuisance), or discharges into ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or Hazardous Materials, substances or wastes.

      "EPC Contract" shall mean the Engineering, Procurement and Construction (EPC) Contract between Owner and EPC Contractor relating to the design, procurement, construction, testing, Pre-startup, and Start-up of the Facilities as the same may be amended, supplemented or modified from time-to-time.

      "EPC  Contractor"  shall mean China  Gezhouba  Construction
Group Corporation for Water Resources and Hydropower, a Chinese company.

      "Equipment"  shall have the meaning set  forth  in  Article
2.06A. hereof.

      "Facility" or "Facilities" shall mean the land, structures including without limitation the dam, spillway, desanding basin, tunnel and surge shaft, penstock, powerhouse and necessary infrastructure, Major Equipment, all electrical internal services, onsite and offsite buildings and structures and infrastructure, pipelines, electrical transmission lines and interconnection facilities, communications systems and disposal facilities, and all other such means or processes necessary to the economic and efficient operation of the Facility.

      "Force  Majeure Event" shall have the meaning set forth  in
Article 12.01 hereof.

      "Governmental Authority" shall mean Nepal Rastra Bank, HMGN (as such term is defined in the Loan Documents) and any federal, national, regional, municipal or local authority or regulatory department, body, political subdivision, commission, instrumentality, agency, ministry, court, judicial or administrative body, taxing authority or other authority in any jurisdiction having jurisdiction over any party (or any subcontractor of any such party) to a Principal Document (as such term is defined in the Loan Documents) or the services or obligations to be performed thereunder, or the Project or the NEA System (as such term is defined in the Loan Documents).

     "Hazardous Materials" shall mean any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes,"
"toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any Environmental Law; and any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority of Nepal by reason of its hazardous nature.

      "HSE  Plan" shall mean the Health, Safety and Environmental
Plan  implemented  by  the EPC Contractor  pursuant  to  the  EPC
Contract, a copy of which has been made available to the Operator.

      "Indemnitee"  shall have the meaning set forth  in  Article
8.04A.  hereof.

      "Independent Engineer" shall have the meaning specified  in
Article 1.1 of the Power Purchase Agreement.

     "Lender" and "Lenders" shall mean any lenders, export credit agencies, multilateral institutions and others providing financing or refinancing to or on behalf of Owner, for the development, ownership, operation and maintenance of the Facilities or any portion thereof, or any trustee or agent acting on behalf of any of the foregoing.

      "Load Dispatch Center" shall mean the Load Dispatch Center of Utility located in Kathmandu or such other load dispatch center as Utility shall specify in writing to Owner.

      "Loan Documents" shall mean the relevant documentation executed between the Lender(s) and Owner for the financing of the Facilities and any other financing documents as may be amended from time-to-time.

      "Major Equipment" shall mean all equipment required for the operation of turbine generators including the spillway and intake gates and operators; penstock; powerhouse inlet valves; turbines, generators, governors and auxiliary mechanical and electrical equipment; powerhouse crane; draft tube gates; transformers and switchgear.

      "NEA Interconnection Facilities" shall have the meaning set forth in Article 1.1 of the Power Purchase Agreement.

        "Operator"   shall   mean   Harza   Engineering   Company
International L.P.

      "Owner"  shall  mean  Bhote  Koshi  Power  Company  Private
Limited, a private limited liability company duly incorporated and registered in Nepal.

      "Owner's Account" or "Account of Owner" shall have the meaning set forth in Article 4.02 hereof.

     "Owner's Representative" shall have the meaning set forth in
Article 3.01 hereof.

      "Plant Manager" shall mean Operator's on-site employee responsible for managing the operation and maintenance of the Facilities.

      "Power  Purchase Agreement" shall mean the  Power  Purchase
Agreement dated as of 6 Shrawan 2053 (July 21, 1996) attached hereto as Exhibit A, between Owner and the Utility, which may be amended from time to time.

     "Pre-Startup" shall mean the period between the Commencement
Date and the Start-up date.

     "Project" shall have the meaning specified in Article 1.1 of the Power Purchase Agreement.

      "Project Agreement" shall mean the Project Agreement dated as of 6 Shrawn 2053 (July 21, 1996) between His Majesty's
Government of Nepal and Owner attached hereto as Exhibit B.

      "Proprietary Information" shall have the meaning set forth in Article 20.01 hereof.

      "Prudent Utility Practices" shall mean the practices, methods, techniques and standards, as changed from time-to-time, that are generally accepted internationally for use in electric utility industries taking into account conditions of Nepal, and commonly used in prudent electric utility engineering and operations to design, engineer, construct, test, operate and maintain equipment of a type and size similar to the Facilities or the NEA Interconnection Facilities lawfully, safely and efficiently and that generally conform to the manufacturers' operation and maintenance guidelines.

      "Reimbursable Costs" or "Reimbursable Cost" shall mean all reasonable and actual direct costs properly incurred by Operator.

       "Scheduled Commercial Operation Date" shall mean the expected date which the Facilities achieve Commercial Operation Date as such date may be revised from time-to-time based on the construction program for the Facilities. The Scheduled Commercial Operation Date as of the date of this Agreement is 17 Poush 2056 (January 1, 2000). Owner may change the Scheduled Commercial Operation Date by giving written notice to Operator.

      "Scheduled  Outage"  shall have the  meaning  specified  in
Article 1.1 of the Power Purchase Agreement.

       "Site" shall mean the real property upon which the Facilities are located.

      "Start-Up" shall mean any period during which all plant systems are checked and the Facilities are synchronized to the Utility system.

      "Subcontractor" shall mean any person other than Operator performing any portion of the work contracted by Operator under the Operation and Maintenance Agreement.

     "Unit" shall mean either of the approximately 18 MW (nominal net) turbine-generator units incorporated into the Facilities.

      "Unit Capacity" shall mean, as to any Unit for any period, 18MW or such other amount of net electricity generating capacity of such Unit as demonstrated by the performance tests conducted under Schedule 8 of the Power Purchase Agreement for such Unit.

      "Unit Delivery Date" shall mean, for each Unit, the date declared by Owner to be the date on which such Unit is available for commercial operation at the Unit Capacity thereof, as such date is specified in a written notice given at least fifteen (15) days in advance by Owner to Utility.

     "Utility" shall mean the Nepal Electricity Authority (NEA).

                            ARTICLE 2

              SERVICES TO BE PERFORMED BY OPERATOR

     Operator will provide all operation and maintenance services necessary for the efficient, sound and effective operation of the Facilities so as to enable the Facilities to satisfy the requirements set forth in the Power Purchase Agreement, attached as Exhibit A hereto and which may be amended from time-to-time, and to maintain the Facilities in good mechanical and operating repair and condition all in accordance with Prudent Utility Practices. Without limiting the generality of the foregoing, Operator shall do the following:

      2.01 Personnel. Operator shall provide and train, in a manner consistent with Prudent Utility Practices, competent qualified personnel to operate and maintain the Facilities including, without limitation, the following:

                      A.    A  Plant  Manager,  assigned  to  the
               Facilities full time, to manage on-site operations
               and   maintenance,  which  individual   shall   be
               approved in writing by Owner.

                     B.    Additional full time on-site personnel
               as needed.

                       C.     Additional   engineering   support,
               operations, maintenance, and management personnel not located full time at the Facilities, as needed to perform the requirements of this Agreement.

           D. Subcontractors, as required, subject to the approval of Owner.

      Without limiting the generality of the foregoing, Operator will (i) provide the staff for the Facilities during all hours;
(ii) provide those full time on-site personnel identified and agreed to by Operator and Owner; and (iii) provide the home office support identified in Exhibit C hereto. Operator shall submit the qualifications of full-time, on-site management and key supervisory personnel hired for review and approval by Owner, and such personnel shall be acceptable to Owner at all times. Owner's approval or acceptance of any such personnel shall not be construed as or imply Owner's acceptance of the conduct, performance or qualifications of such personnel nor result in any waiver of Operator's duties and responsibilities for providing personnel as required for its performance or for responsibility for compliance with any standard or other duty of performance hereunder and as required by the Power Purchase Agreement, the Loan Documents, and consistent with the requirements of Article
2.18 herein.

      2.02 Initial Staffing, Pre-startup, Testing and Start-up. After receiving Authorization to Proceed, Operator shall prepare a hiring schedule for the personnel identified and agreed to by Operator and Owner. Owner shall require Operator to have personnel on site at least one hundred eighty (180) days prior to the Scheduled Commercial Operation Date, or at such time as may be determined by Owner at its sole discretion but in no event shall the Plant Manager be onsite later than one hundred eighty
(180) days prior to Scheduled Commercial Operation Date. After review and written approval of the hiring schedule by Owner, Operator shall cause the commencement of initial hiring of personnel. Operator shall adjust the hiring schedule, as requested by Owner in writing, in accordance with changes in the construction, Pre-startup, Start-up, and Commercial Operation Date, and shall obtain Owner's review and approval of such changes.

     Operator shall provide capable operating personnel to assist in initial training, Pre-startup, testing and Start-up of the Facilities under the direction and supervision of the EPC Contractor. It is understood that Owner is obligated to pay for Operator's services during Pre-startup, testing and Start-up as provided herein, but that total supervision and direction of all Pre-startup, testing and Start-up activities (including those of Operator) shall be furnished by the EPC Contractor who will have care, custody and control of the Facilities prior to Commercial Operation Date of the Facilities.

      2.03 Operation and Maintenance. Operator shall operate and maintain the Facilities, seven (7) days a week, twenty-four (24) hours per day, in accordance with Prudent Utility Practices; Major Equipment Technical Limits; manufacturers' operating procedures, manuals, recommendations, guarantees and warranties as applicable; and as required by the Power Purchase Agreement, Loan Documents, insurance policies, and this Agreement. Without limiting the generality of the foregoing, Operator will operate the Facilities in a manner to safeguard human life, to maximize revenue to Owner, to maximize the useful life of the equipment, to minimize downtime for repairs, and to avoid forced outages, in a manner consistent with that of a prudent owner maintaining its own facility for its own account. Operator shall consult with Owner in order to clarify its obligations in the event that any conflict exists in these obligations under this Agreement. Operator shall be solely responsible for the operation and maintenance of the Facilities hereunder. The Operator will monitor Facilities' performance and efficiency and will follow the directions of Owner with respect to financial or economic matters as long as compliance with such directions will not materially and adversely affect the operation and maintenance of the Facilities or its performance as required hereunder after comparison of the relative benefits and detriment of incurring any cost and the relative effect on operations if such cost were not incurred. In the event of any inconsistency between the procedures approved by Owner and the equipment manufacturer's or EPC Contractor's recommendations, Procedures and Manuals, Operator will follow the most stringent standards always in a manner to preserve warranties on the Equipment and Major Equipment.

      In the event of circumstances which Operator reasonably determines to be emergencies, Operator shall have the obligation to curtail or to shut down the Facilities or parts thereof in order to avoid any potential damage or prevent possible injury to any person. In such case Operator shall provide oral notice to Owner at the earliest practicable time and subsequent written notice within no later than 72 hours.

      If there is a need to suspend or substantially reduce the output of electricity for any reason which Operator determines to be an emergency, Operator shall be so entitled to suspend or reduce the output of electricity for the purpose of performing unscheduled maintenances. Operator shall provide to Owner immediate oral notice and subsequent written notice as soon as practicable but not later than 72 hours, containing a reasonable detailed statement of the reason for such suspension or reduction and the likely duration thereof. Operator shall use its best efforts to complete the unscheduled maintenance as soon as reasonably possible.

     2.04 Tools.

                     A.    Operator  shall review the  tool  list
               developed by the EPC Contractor pursuant to the EPC Contract, and shall identify and prepare a list of recommended tools to supplement the tools furnished by the EPC Contractor required to adequately perform the requirements of this
               Agreement. Said list will be submitted to Owner in one or more increments and shall be modified or supplemented throughout the term of this Agreement by agreement of the Parties as necessary to permit the timely acquisition thereof. The initial list of such tools shall, in no event, be submitted to Owner later than one hundred eighty (180) days prior to the Scheduled Commercial Operation Date.

                     B.    The initial supply of tools identified
               on the list described in Article 2.04A. above shall be subject to the written approval of Owner and will be procured by Operator to Owner's Account as provided in Article 4 of this Agreement or as a Reimbursable Cost. Operator shall promptly notify Owner in writing of tools that were not approved that could impact its obligations and duties hereunder.

                      C.    Operator  shall  be  responsible  for
               annually, or as otherwise reasonably requested by Owner in writing, preparing and presenting to Owner an accurate reconciliation of the Facilities' tool inventory.

                     D.    Operator shall be responsible for  the
               use, management, control, care, and custody of the Facilities' tools.

                     E.    Operator shall repair or replace tools
               as required, as a Reimbursable Cost or to the Account of Owner, as provided in Article 4 of this Agreement.

                    F. Operator shall periodically, and no less frequently than annually, review the Facilities tools, and make recommendations to Owner for additional tools that would improve the Facilities operations.

     2.05 Spare Parts.

                     A.    Operator shall review the spare  parts
               list developed by the EPC Contractor pursuant to the EPC Contract, and shall identify and prepare a list of recommended spare parts required to adequately perform the requirements of this
               Agreement. Said list will be submitted to Owner in one or more increments and shall be modified or supplemented throughout the term of this Agreement by agreement of the Parties as necessary to permit the timely acquisition thereof. The initial list of such spare parts shall, in no event, be submitted to Owner later than two hundred seventy
               (270) days prior to the Scheduled Commercial Operation Date. Spare parts will be determined with reference to generally accepted practices in the industry and with reference to manufacturer's recommendations.

                     B.    The  initial  supply  of  spare  parts
               identified on the list described in Article 2.05A. above shall be subject to the written approval of Owner and will be procured by Operator for Owner's Account as provided in Article 4 hereof or as a Reimbursable Cost.

                    C. Operator shall, subsequent to submitting the initial list of spare parts described in
               Article 2.05A. above be responsible for procuring, subject to Owner's written approval, for Owner's Account as provided in Article 4 hereof or as a Reimbursable Cost, replacements for said listed spare parts as necessary. Such spare parts shall be ordered and scheduled to be on site prior to the Unit Delivery Date of the Second Unit.

                     D.    Operator shall be responsible for  the
               use, care, custody, management and control of said spare parts.

                      E.    Operator  shall  be  responsible  for
               annually, or as otherwise reasonably requested by Owner in writing, performing and presenting to Owner an accurate reconciliation of the Facilities' spare parts inventory.

                      F.    Operator  shall  be  responsible  for
               establishing proper and effective on-site warehousing and inventory controls for such spare parts. The inventory control system is to be coupled to an Owner approved plant maintenance management information system. All spare parts shall be stored in the on-site maintenance facility provided by Owner unless otherwise mutually agreed upon between Owner and Operator.

     2.06 Equipment.

                     A.    Operator shall identify and prepare  a
               list of recommended machinery, equipment, vehicles, office furnishings, computers, and software (the "Equipment") required to adequately perform the requirements of this Agreement. Said list will be submitted to Owner in one or more increments and shall be modified or supplemented throughout the term of this Agreement by agreement of the Parties as necessary to permit the timely acquisition thereof. The initial list of such Equipment shall, in no event, be submitted to Owner later than one hundred eighty (180) days prior to the Scheduled Commercial Operation Date.

                     B.   The Equipment identified on the list of
               such Equipment described in Article 2.06A. above shall be subject to the written approval by Owner and shall be procured by Operator for Owner's Account as provided in Article 4 or as a Reimbursable Cost. Operator shall promptly notify Owner in writing of the Equipment that was not approved that could impact Operator's obligations and duties hereunder.

                     C.    Operator shall periodically review the
               Equipment required to perform under this Agreement and make recommendations to Owner of modifications or additions to the Facilities equipment throughout the term of this Agreement that would improve or enhance the Facilities operations.

                     D.    Operator shall be responsible for  the
               use, management, care, custody, operation and maintenance of said Equipment. Operator shall repair or replace, as a Reimbursable Cost or to the Account of Owner as provided for in Article 4, the Equipment.

     2.07 Consumables and Other Materials.

                       A.     Operator   shall   identify   those
               consumable, expendable, and other materials and supplies ("Consumables") necessary to perform the requirements of this Agreement. Said Consumables will be identified to Owner throughout the term of this Agreement as necessary to permit the timely acquisition thereof. The initial list of such Consumables shall, in any event, be identified and submitted to Owner in writing no later than one hundred eighty (180) days prior to the Scheduled Commercial Operation Date.

                     B.    Operator shall use, manage, care  for,
               control and maintain Consumables as required to support the needs of the Facilities, and procure Consumables, as Reimbursable Costs or to Owner's Account as provided in Article 4, throughout the term of this Agreement.

                     C.    Operator shall be responsible for  the
               use,   care,   custody   and   control   of   such
               Consumables.

      2.08 Purchased Parts, Labor and Services. Operator shall identify and procure, as Reimbursable Costs or for the Account of Owner as provided for in Article 4, parts other than spare parts and labor and services throughout the term of this Agreement as necessary to perform the requirements of this Agreement. This will include procurement for the services of equipment manufacturer's personnel, or personnel trained and qualified to provide equivalent services, to perform manufacturer's recommended service procedures when deemed necessary. Without limitation, Operator, in its capacity as Owner's agent, shall procure as a Reimbursable Cost or for the Account of Owner as provided for in Article 4, third-party contracts to clean up and remove hazardous waste and solid waste, except to the extent such waste arises out of the negligence or fault of Operator or pursuant to Article 2.16. Any maintenance or repair which can reasonably be performed by Operator's full time on-site personnel, provided pursuant to Article 2.01 above, shall be performed by them.

      2.09 Maintenance and Repairs. Operator shall comply with procedures developed pursuant to Article 2.10 below and otherwise provide all maintenance and repair services necessary to keep the Facilities in good working order in a manner consistent with Prudent Utility Practices, to correct by appropriate measures any damage to or malfunction of the Facilities, and provide all necessary information to and cooperate with Owner so that Owner may enforce or make warranty claims with respect to any repair or malfunction. Any parts utilized in performing operation and maintenance services shall be new or refurbished according to manufacturers' recommendations. Operator shall assign to Owner the manufacturers' warranty on all parts Operator has procured.

     2.10 Operating, Maintenance and Safety Plans and Procedures. Using the operations and maintenance manuals supplied to Owner by the EPC Contractor pursuant to the EPC Contract as supplemented by Operator's standard procedures developed for like facilities, Operator shall develop (and furnish copies to Owner and Lenders for review and approval in writing not later than one hundred eighty (180) days prior to the Unit Delivery Date of the first
Unit) necessary, specific and fully integrated operating, maintenance and safety plans and procedures including, without limitation, the following, as described below (each of which shall satisfy the requirements set forth in the Power Purchase Agreement) and as outlined substantially in the form provided in Exhibit D:
                      A.     Pre-startup,  Start-up,   operating,
               dispatching  and  shutdown  procedures   for   the
               Facilities equipment and systems including appropriate periodic checks for leaks, improper temperatures, excessive noise and vibrations, proper pressures and liquid levels, and other pertinent operating information indicative of the equipment condition.

                     B.    Periodic maintenance plans identifying
               schedules and procedures for the equipment lubrication, packing and seal checks, filter checks and services, electrical and control system checks, and structure checks and inspections.

                     C.    Plans  and  procedures  for  long-term
               maintenance and overhaul of the Facilities.

                     D.    Plans  and  procedures  for  as-needed
               repairs and overhauls.

                     E.    Plans  and  procedures  for  emergency
               service and repairs as needed, twenty-four (24) hours a day, each day of the year. Such procedures will provide for expedited service and repairs; for the availability of Operator's management personnel, in connection with such services, on a twenty-four (24) hours a day, each day of the year basis; for notification of and expediting the availability of factory or service personnel when necessary repairs are beyond the capabilities of Operator's on-site personnel, and for the immediate notification of Owner of any emergency event or condition, of anticipated corrective actions to be taken and of anticipated service and repair times and cost consequences.

                     F.    Procedures for identifying,  acquiring
               and maintaining required spare parts so that the Facilities have an adequate inventory of spare parts, in accordance with Article 2.05 of this Agreement including a critical spare parts analysis which will identify key parts that may require over-stocking for the purpose of increased plant availability.

                    G. Procedures for notice to and approval by Owner of any alterations or capital improvements to the Facilities, so that no alterations or capital improvements to the Facilities will be made without the written consent of Owner.

     Operator will, without limitation, provide in such plans and procedures for visual, mechanical or instrumental inspection as necessary in order to provide early detection of required adjustments, repairs or replacements so that required adjustments, repairs or replacements can be scheduled with minimum interference to the Facilities operations insofar as possible. Such procedures will be consistent with applicable manufacturer's recommendations, will provide for the services of factory representatives and/or outside consultants where appropriate and will provide for orderly shutdowns and minimum interference with operations. Such procedures will be reviewed as required and in no event less frequently than annually with a copy of the review provided to Owner. No alterations to the Facilities shall, in any event, be made without the prior written approval of Owner.

      2.11 Records. Operator shall keep and maintain maintenance and operation records for the Facilities and for the equipment therein. Such records shall satisfy the requirements set forth in the Power Purchase Agreement and Lenders' requirements under Loan Documents and shall include, without limitation: the logging of daily exception reports; daily Operator's logs; a record of all maintenance and repairs performed; copies of all plans and procedures developed pursuant to Article 2.10 above or otherwise; equipment and instrument calibration records; and electricity production, consumption and delivery records. All records shall be made available for examination by Owner, the Utility (where required by the Power Purchase Agreement) or Lender and Lender's Independent Engineer (where required by the Loan Documents) during normal working hours.

      2.12 Reports. Operator shall prepare and furnish a monthly operations report within ten (10) business days following the close of each calendar month, including the following:

                     A.    A  review of operations for the  prior
               month (electricity production, consumption and deliveries).

                    B. Identification of significant exceptions to the normal status of equipment.

                     C.   Identification of all major repairs  or
               alterations made to equipment during the prior month.

                      D.    Identification  and  explanation   of
               significant performance deviations from the prior month or from anticipated performance.

                      E.     Identification  of  maintenance  and
               shutdowns  planned for the succeeding twelve  (12)
               months.

                      F.    Any  significant  personnel   issues
               including hiring, disciplinary action or lost time due to injuries.

                      G.    Identification and report on efficiency
               of water usage.

                     H.   Identification and report of results on
               any availability tests made at the request of the Utility.

                     I.   Such other matters as may be reasonably
               requested by Owner in writing.

     Operator shall also provide all notices and reports required in connection with the operation and maintenance of the
Facilities by applicable permits, laws and regulations and the Power Purchase Agreement and Loan Documents within the times required. Owner shall be responsible, pursuant to Article 3.10B., for providing those documents which identify all required notices relating to the operation and maintenance of equipment contained in the Facilities that are required by this Article 2.12.

       2.13 Governmental, Regulatory, Utility and Safety Requirements. Operator shall operate and maintain the Facilities in compliance with all applicable laws, permits, approvals, ordinances, rules, regulations, Environmental Laws, environmental guidelines and mitigation requirements and orders of governmental authorities. Operator shall also comply with all safety and other rules and regulations reasonably established in writing by Owner with respect to the Facilities and with all safety and other rules and regulations established by the Utility with respect to interconnection delivery facilities and with respect to property owned by or leased from the Utility. In the event that such requirements change during the term of the Agreement, and such changes require additional expenses to Operator, these additional costs shall be mutually determined by Owner and Operator and reimbursed to Operator by Owner as Reimbursable Costs. In the event such changes require alteration to the Facilities, Owner shall be responsible for the costs of such alterations.

      2.14 Liens And Encumbrances. Operator shall keep all real property and all personal property and equipment associated with or part of the Facilities free and clear of all liens and encumbrances caused by an action or failure to act by Operator or any of its consultants, suppliers or subcontractors in the performance of its obligations under this Agreement, including, without limitation, failure by Operator to pay, when due, any bill or charge for labor or services performed or materials or equipment furnished for use in connection with this Agreement. Operator shall immediately notify Owner in writing of any such liens or encumbrances. Nothing herein contained shall require Operator to pay any claims for labor, materials or services which Operator, in good faith disputes and which Operator, at its own expense, is currently and diligently contesting; provided, however, that Operator shall, not later than thirty (30) days after notice of the filing of any claim of lien that is disputed or contested by Operator, post a surety bond sufficient to release said claim of lien in accordance with the relevant laws and approvals of Nepal or other relevant laws.

      2.15 Metering. Operator shall verify the accuracy of meters and devices used to measure the delivery of electricity to the Utility, as required, but in no event less frequently than annually. Such verification is to be performed in a manner consistent with the requirements of the Power Purchase Agreement, and other applicable regulations of the Utility.

     2.16 Waste. Operator shall not allow any hazardous or solid waste to accumulate on the Site in contravention of any applicable law, regulation or governmental permit or license, the Power Purchase Agreement, or any Loan Documents relating to the Facilities or otherwise to cause any impediment to operations and maintenance services to be performed or which may threaten the health or safety of persons present at the Facilities. Operator shall notify Owner immediately should any hazardous or solid waste problem arise and shall assist Owner to remedy such situation.

      2.17 Scope of Work. Operator shall perform, throughout the term of this Agreement, all services described in this Agreement.
Such services shall be performed and supplied in connection with, but not limited to, the following:

                      A.     Pre-Commercial  Operations   Period.
               Subsequent to the Commencement Date and prior to the Commercial Operation Date, Operator will assist Owner in specifying and procuring tools, spare parts, chemicals, etc., and will provide operating personnel to assist in Pre-startup, testing and Start-up of the Facilities under the direction and supervision of the EPC Contractor. These services will be performed by Operator in accordance with this Agreement and the schedules and budgets that are established by Operator and approved by Owner, and will include providing all management, administration, supervision and staffing functions required to mobilize and provide the personnel capable of assisting the EPC Contractor during Pre-startup, testing and Start-up and also technically capable of operating the Facilities upon commencement of operations following the Commercial Operations Date. In addition, Operator shall monitor any services previously required to be provided, and amend or revise or update all information as required in order to maintain a current and correct account thereof; and perform the following generally described duties all in accordance with the terms of this Agreement:

                                i.     Administrative   Services.
                    Operator shall be responsible for all normal administrative and personnel related activities with respect to Operator-provided personnel, including benefits, bonuses, scheduling and overtime. In addition, Operator's administrative responsibilities shall include, but are not limited to, the following:

                                         (a)   Develop a  written
                         plan    for   the   conduct    of    its
                         responsibilities  under  this  Agreement
                         and  form, or be prepared to immediately
                         form, a business entity appropriate  for
                         the   conduct  of  its  responsibilities
                         under this Agreement and in accordance with a written business plan to be agreed to by Owner;

                                    (b)   The development of  the
                         Facilities safety procedures including, but not limited to, electrical lock-out/tag-out procedures, confined space entry procedures, hazardous materials control plan, spill prevention plan, fire prevention plan, etc.;

                                    (c)  All customary purchasing
                         activities   on-site,   including    the
                         purchase  of all consumables, chemicals,
                         spare   parts,  equipment,   tools   and
                         miscellaneous equipment needed prior  to
                         Commercial  Operations Date.  Purchasing
                         activities   shall   include,    without
                         limitation,     obtaining    competitive
                         quotes,  examinations, purchase document
                         control,  warranty  tracking,  receiving
                         and  inspection  and  invoice  approval.
                         Monthly  purchase  summaries  shall   be
                         provided  to  Owner within  twenty  (20)
                         days from the last day of each month;

                                       (d)     Preparation    and
                         submission  to  Owner of  pre-commercial
                         Annual   Budgets  to  provide  for   all
                         customary   operation  and   maintenance
                         functions  in  accordance  with  Prudent
                         Utility Practices including, among other
                         things,     initial     spare     parts,
                         consumables,   maintenance    overhauls,
                         tools, equipment, etc. An Annual Budget shall be submitted to Owner for approval at least ninety (90) days prior to any commitment of funds;

                                   (e)  The review and comment by
                         Operator-provided     management     and
                         supervisory   personnel  of   the   Pre-
                         startup, testing and Start-up activities
                         prior  to and during performance testing
                         by   the  EPC  Contractor,  subject   to
                         Owner's ultimate responsibility for the results of such Pre-startup, testing and Start-up activities;

                                   (f)  The review and comment by
                         Operator-provided     management     and
                         supervisory personnel of all  mechanical
                         and  electrical one-line drawings on the
                         plant  operability  and  maintainability
                         concerns  are  addressed  by   the   EPC
                         Contractor, subject to Owner's  ultimate
                         responsibility   for   any   errors   or
                         omissions by the EPC Contractor;

                                   (g)  The review and comment by
                         Operator-provided     management     and
                         supervisory personnel of the adequacy of
                         EPC   Contractor  and  vendor   training
                         programs and how these are scheduled to fit in with Operator's overall training program;

                                     (h)    The  development   of
                         operating  procedures for all  customary
                         aspects  of  the plant's operations  and
                         maintenance, including but  not  limited
                         to:     day-to-day    operations     and
                         maintenance, dispatch protocol, delivery and receipt of fuels, consumables and hazardous materials, etc.;

                                   (i)  Making reasonable efforts
                         to  promote the public relations of  the
                         Facilities   and   to   maintain    good
                         community relations including those with
                         governmental    authorities,    customer
                         representatives, Lender personnel and approved site visitors;

                                     (j)   The  identifying   and
                         preparing of lists of recommended office equipment and furnishings to adequately perform administrative activities; and

                                   (k)  Providing Owner's on-site
                         construction   manager    and    Owner's
                         engineering  representatives   with   as
                         needed   assistance  during   the   Pre-
                         startup, testing and Start-up of the Facilities.

                                ii.    Training.  Operator   will
                    provide training services in conjunction with those of the EPC Contractor which will fully familiarize its personnel with all the Facilities systems operation and maintenance requirements based on Operator's assessment of available local Nepalese labor skills. Such training will consist of, among other things, combined classroom instruction and field walk-downs for the operations and maintenance personnel, as well as any specialized training required for Nepalese labor. These training sessions will be conducted prior to the commencement of Pre-startup, Start-up activities on the Facilities so that Operator's staff can get hands-on experience during the Pre-startup, Start-up, check-out, testing and commissioning of the Facilities' systems.

                              iii. Operating Services. Operator's
                    operating  responsibilities  prior   to   the
                    Commercial Operation Date will include, but are not limited to, the following:

                                            (a)     Develop    an
                         organization   chart   describing    the
                         staffing  of the Facilities and  develop
                         the   standards,   qualifications,   and
                         position  description criteria  for  key
                         personnel   and  positions   which   are
                         believed necessary to perform its duties under this Agreement;

                                          (b)   The  hiring   and
                         mobilization on-site in a timely  manner
                         of  qualified and competent  (expatriate
                         and/or    local)    plant    management,
                         supervision, operations and maintenance personnel ready to be trained;

                                         (c)   Providing  trained
                         operations and maintenance personnel to assist in Pre-startup, testing and Start-up of the Facilities under the direction and supervision of the EPC Contractor prior to the Commercial Operation Date of the Facilities; and

                                         (d)  The development and
                         preparation  of  lists  of  consumables,
                         expendables  and  other  materials   and
                         supplies necessary to operate the plant.

                                         (e)   Assistance in  the
                         testing  of the Facilities from the  EPC
                         Contractor  including:  (i)  review   of
                         turnover  packages,  (ii)  system  walk-
                         downs;    and   (iii)   assistance    in
                         developing punchlists.

                                 iv.     Maintenance    Services.
                    Operator's maintenance responsibilities prior to the Commercial Operation Date shall include, but are not limited to, the following:

                                         (a)  The development and
                         implementation  of  an  Owner   approved
                         maintenance    management    information
                         system (MMIS) in time to support the commencement of system hand-over;

                                         (b)   The developing  of
                         initial short- and long-term maintenance plans for the Facilities in accordance with manufacturer requirements prior to the Commercial Operation Date;

                                         (c)  The preparation  of
                         lists   of   recommended   spare   parts
                         required   to  adequately  operate   and
                         maintain  the Facilities in  a  reliable
                         manner  to meet the requirements of  the
                         Power   Purchase  Agreement  after   the
                         Commercial Operation Date;

                                         (d)  The setting up  and
                         organizing   of  an  inventory   control
                         system which is coupled to the MMIS prior to the Commercial Operation Date; and

                                          (e)    The  organizing,
                         stocking  and  management of  the  plant
                         spare   parts,  consumables,  and  tools
                         inventory.

                              v.   Utility Meetings.  Participate
                    in meetings between Owner and Utility after the Commencement Date regarding Operation of the Facility including, but not limited to, performance, resolution of issues and coordination of activities.

                    B. Commercial Operations Period. After the Commercial Operation Date, Operator will have complete on-site responsibility for the operations and maintenance of the Facilities. This includes providing all (expatriate and/or local) plant management, administration, supervision and staffing functions and activities as are necessary. This responsibility will include the procurement of materials, supplies, consumables and outside services, as per Approved Budget.

                          The  scope  of services and  activities
               required    from    Operator   to    meet    these
               responsibilities include, but are not limited to, those described in the following articles.

                                 i.      Operational    Services.
                    Operator's    operations   and    maintenance
                    responsibilities shall include, but are not limited to, the following:

                                    (a)   The continued providing
                         and training of sufficient qualified and
                         competent   personnel  to  operate   and
                         maintain the Facilities;

                                    (b)   Operational  activities
                         necessary to produce and supply reliable electrical energy to the Utility and to dispatch the Facility in accordance with the Power Purchase Agreement;

                                         (c)  Cooperate with  the
                         Utility in scheduling and performing all
                         testing   required   under   the   Power
                         Purchase Agreement;

                                         (d)  Cooperate with  the
                         Utility  and  Owner  in  scheduling  and
                         performing   all  scheduled  maintenance
                         outages, routine maintenance and major overhaul outages and during emergencies in accordance with Owner's obligations under the Power Purchase Agreement and as set forth in any Loan Documents;

                                    (e)  The Facilities operation
                         in  compliance  with  all  Environmental
                         Laws.   This  shall include  the  timely
                         submittal   of   periodic   reports   as
                         required by the permits;

                                     (f)   The  safe  and  secure
                         storage  and  control of  all  Hazardous
                         Materials;

                                   (g)  Operate the Facilities in
                         accordance with the EPC Contractor's and
                         Major      Equipment      Manufacturers'
                         recommendations, guarantee and  warranty
                         requirements    and   Prudent    Utility
                         Practices; and


                                         (h)   Monitor  that  the
                         Facility  is meeting the EPC Contractors
                         and   Major   Equipment   manufacturers'
                         performance,   guarantee  and   warranty
                         requirements    during   the    relevant
                         guarantee and warranty periods.

                                 ii.     Maintenance    Services.
                    Operator shall preserve the Facilities in good mechanical, electrical and operating repair and condition in accordance with Prudent Utility Practices. Operator's maintenance responsibilities shall include, but are not limited to, the following:

                                     (a)    Providing  continuous
                         updates  to  the previously  implemented
                         MMIS   including   the   generation   of
                         comprehensive  monthly  reports  on  all
                         preventive,  planned,  and/or   deferred
                         work   orders   associated   with    the
                         Facilities;

                                   (b)  Developing short-term and
                         long-term  maintenance  plans  for   the
                         Facilities     in    accordance     with
                         manufacturer's requirements and  Prudent
                         Utility Practices;

                                   (c)  The Facilities upkeep and
                         maintenance,    including   landscaping,
                         roadways,    buildings,   and    rubbish
                         collection;

                                    (d)   The management  of  the
                         spare parts and tool inventory including
                         a   monthly   activity  summary.    This
                         responsibility shall include performing an annual, audited, physical count of all items retained on-site;

                                             (e)      Maintenance
                         schedules and other records required by the Power Purchase Agreement; and

                                         (f)   Submit  a  desired
                         schedule of Scheduled Outages as defined herein (including the duration of each outage) to Owner at least four (4) weeks before Owner is required to supply same to the Utility.


                                iii.   Administrative   Services.
                    Operator shall be responsible for all normal administrative and personnel related activities relating to its employees, including benefits, bonuses, scheduling and overtime.

                                      In   addition,   Operator's
                    responsibilities shall include, but are not limited to, the following:

                                     (a)    The  safety  of   all
                         personnel   and   equipment    at    the
                         Facilities.  This  responsibility  shall
                         include  compliance with all ordinances,
                         regulations,  and  local   or   national
                         legislation;

                                    (b)  The physical security of
                         the   Facilities   and  its   equipment,
                         inventory, and personnel;

                                    (c)   The efficient operation
                         of the Facilities to maximize revenue, maximize useful life of equipment, to minimize downtime for repairs and forced outages within the constraints of the Power Purchase Agreement;

                                   (d)  All purchasing activities
                         on-site, including the purchase  of  all
                         consumables,  chemicals,  spare   parts,
                         equipment,  equipment  repairs,  outside
                         Operator     services    and    approved
                         Facilities   modifications.   Purchasing
                         activities   shall   include   obtaining
                         competitive     quotes,     examination,
                         purchase  document control,  expediting,
                         receiving,   inspection   and    invoice
                         approval.   Monthly  purchase   activity
                         summaries will be required;

                                    (e)   Providing  home  office
                         support activities for the Facilities including, but not limited to those of Exhibit C;

                                       (f)     Preparation    and
                         submission   to   Owner,   for   Owner's
                         approval,  of   Annual Budgets  for  the
                         Facilities,  at least ninety  (90)  days
                         before the Commercial Operation Date and
                         at  least  ninety (90) days  before  the
                         beginning   of   each   calendar    year
                         thereafter. Such Annual Budget shall be consistent with the requirements of this Agreement and meet the requirements of the Power Purchase Agreement and any Loan Documents;

                                     (g)   The  development   of,
                         revisions   to,   and   management    of
                         emergency  systems  and  procedures   in
                         accordance   with  the  Power   Purchase
                         Agreement   and   local   and   national
                         regulations;

                                   (h)  To use reasonable efforts
                         to promote public relations relating to the Facilities and to maintain good community relations including those with governmental authorities and neighbors;

                                    (i)  Support of Owner in  the
                         timely update, re-application or renewal
                         of   all   environmental  or   operating
                         permits that pertain directly to the operation of the Facilities; and

                                    (j)   The development  of  an
                         annual  capital  improvement  plan  with
                         draft    plans   and   proposed   budget
                         implications.

                              v.   Utility Meetings.  Participate
                    in all meetings between Owner and Utility regarding Operation of the Facility including, but not limited to, performance, resolution of issues and coordination of activities.

     2.18 Workers Rights. The Operator shall not take actions to prevent its employees from lawfully exercising their right of free association and their right to organize and bargain collectively. The Operator shall permit its employees adequately to remove themselves from hazardous or life-threatening work environments without endangering their continued employment. The Operator shall observe applicable laws relating to minimum age for employment of children, which is 16 years of age in Nepal. The Operator shall also observe acceptable conditions of work with respect to minimum wages, hours of work, and occupational health and safety. The Operator acknowledges and agrees that it shall comply with the Labor Act of Nepal including the requirement establishing a 48-hour workweek with one day of rest. The Operator shall not use forced labor.

     2.19 Environmental Compliance. The Operator shall operate and maintain the Facility in compliance with requirements relating to environmental matters set forth in the EPC Contract, His Majesty's Government of Nepal Project License, the HSE Plan, the EMMP, and all Environmental Laws, and shall cooperate with the Owner to provide to each of the Lenders an annual monitoring report, based on the requirements outlined in the EMMP, confirming compliance with such requirements of the EPC Contract, the EMMP, the HMGN Project Licenses, the HSE Plan, and applicable Environmental Laws or, as the case may be, detailing any non-compliance, or any complaint with respect to any of the foregoing matters, together with the action being taken to remedy such failure, or address such complaint, and ensure future compliance. Such report shall be satisfactory inform and substance to the Lenders and shall provide sufficient information to monitor the performance of the Project over the preceding year with respect to environmental protection and, at a minimum, shall include narrative summaries of (i) the results of environmental monitoring or sampling activity (as detailed in the EMMP); (ii) Project-related accidents materially adversely impacting the environment or resulting in the loss of life; and (iii) environmental deficiencies identified by Governmental Authorities and any remedial actions taken in respect thereof; and (iv) any event, condition or circumstance which could reasonably be expected to lead to a violation of the Environmental Laws.

                            ARTICLE 3

                SERVICES TO BE PERFORMED BY OWNER

      From and after the Commencement Date, Owner shall be responsible for the following:

      3.01 Owner's Representative. Owner shall provide a full-time Owner's Representative to administer Owner's responsibilities under this Agreement, to monitor the operation of the Facilities, and to provide direction on economic and financial matters associated with all its responsibilities hereunder.

      3.02  Office Space, Equipment, and Administrative Services.
Owner  shall provide reasonable office and administrative  space,
administrative  services  and  equipment  for  Operator  at   the
Facilities.

      3.03 Tools, Spare Parts, Equipment and Consumables. Owner will:

                     A.   Provide written approval or give timely
               objections to the lists of tools, spare parts, Equipment, and Consumables identified by Operator pursuant to Article 2 of this Agreement.

                     B.    Pay  for approved supplies  of  tools,
               spare parts, Equipment, Consumables, and purchased parts, labor and services and Reimbursable Costs required by Operator to perform its responsibilities under this Agreement, and as provided for in this Agreement.

      3.04  Utilities.   Owner  will  provide  and  pay  for  all
utilities.

      3.05 Permits And Licenses. Owner will obtain necessary permits and licenses, except those which are issued in the name of Operator or that Operator is required to obtain under Article
2 of this Agreement.

       3.06  Staffing  Schedules.   Owner  will  provide  written
approval or give timely objections for its obligation to give staffing schedule approval required in Article 2.02.

      3.07 Manuals. Consistent with the needs of Operator for such material to perform its obligations under this Agreement, Owner shall deliver, or cause to be delivered to Operator, copies of operating and maintenance manuals for all equipment installed in the Facilities and any and all additional documents received from the EPC Contractor under the EPC Contract including, but not limited to as-built drawings of the Facilities, test record books, catalog data and operations and maintenance manuals and specifications.

      3.08 Training. Owner shall cause the EPC Contractor to provide training to the employees of Operator in the Pre-startup, Start-up and operation of the Facilities and any and all related machinery and equipment to the extent set forth in Article 3.20 of the EPC Contract provided Operator has made such employees available to the EPC Contractor as provided in Article 2.

      3.9 Payments. Owner shall make payments to Operator in accordance with Articles 4 and 5 of this Agreement.

     3.10 Other Responsibilities.  Owner will:

                     A.    Pay or reimburse Operator all property
               or other taxes (including, but not limited to, any business tax or VAT taxes) related to the Facilities or its activities and operations, but not income taxes of Operator or its employees.

                     B.    Provide all necessary documents in its
               possession, that Operator needs to perform its obligations relating to the operation and maintenance of equipment contained in the Facilities under this Agreement. Owner and Operator shall consult and mutually agree with each other to determine the obligations under such documents for which Operator is responsible.

                     C.   Provide written approval or give timely
               objections to the Annual Budget submitted by Operator pursuant to Article 2.17.

      3.11 Owner shall, at all times, conform to all laws, ordinances, rules and regulations applicable to it.

     3.12 Owner has a responsibility to provide Operator with the Power Purchase Agreement and relevant provisions of the Loan Documents and any amendments thereto in a timely manner. To the extent that Owner does not notify Operator of such amendments, Operator is not liable for compliance with such amendments. Owner agrees to consult with Operator in the event that such changes to the Loan Documents or Power Purchase Agreement is contemplated.

                            ARTICLE 4

                          COMPENSATION

      4.01 Owner shall pay for services provided by Operator during all periods of service provided under this Agreement as follows:

                      A.     Operations  and  Maintenance  Costs.
               Operator will manage and control operations and maintenance costs according to the Approved Budget that has been accepted by and developed in conjunction with Owner. All operations and maintenance expenses will be administered by Operator and paid by Owner.

                     B.    Local  Labor  Costs.   Operator  shall
               contract with one or more Nepalese contractors to supply suitable operations and maintenance personnel for the Facilities, or shall direct-hire qualified and competent individuals with preference given to local Nepalese. All labor contract expenses shall be administered by Operator and paid by Owner in local currency. If Operator direct-hires labor personnel, the Parties will mutually agree upon the compensation terms to apply to such direct-hired labor, including all social benefits, severance benefits, and other applicable costs.

                     C.    Operator's US Labor Costs (work inside
               US). All Operator's United States labor (those employed and paid by Operator) charges will be billed in Dollars to Owner at a fixed multiplier of 3.0 on the pre-approved actual hourly rate paid to the employee for work performed while in the United States. Travel and living expenses which have been pre-approved by Owner and Operator in accordance with an approved budget, will be billed in Dollars at actual cost with no markup in accordance with Operator's standard travel policies. Expenses associated with the work performed will be billed at cost with no markup. Payments by Owner to Operator for such labor shall be in Dollars.

                     D.   Operator's US Labor Costs (work outside
               of US). All Operator's United States labor (those employed and paid by Operator for work performed outside the US) will be billed in Dollars to Owner at a fixed multiplier of 3.0 on the pre-approved actual hourly rate paid to the employee, plus an additional amount sufficient to cover any incremental duties, taxes, incentives and other labor-related fees assessed on the income of foreign nationals (which will be passed along by Operator to its employees), for pre-approved work performed hereunder outside of the United States. Expenses associated with pre-approved work performed will be billed at cost. Travel and living expenses will be billed in Dollars at actual cost with no markup and will be in accordance with Operator's standard travel policies. Payments by Owner to Operator for such labor shall be in Dollars.

                      E.     Expatriate  Contract  Labor   Costs.
               Expatriate contract labor costs will be treated as normal operations and maintenance expenses (summarized in Article 4.01A. above) and will be billed through to Owner at actual cost with no markup, but with an additional amount sufficient to cover any duties, taxes, incentives and other labor-related fees assessed on the income of such expatriate contract laborers for payment by Operator to such laborers, and to cover the costs of any benefits provided such contract labor. Payments by Owner to Operator for such labor shall be in Dollars or local currency as directed by Operator.

      All labor costs (items A., B., C., D. and E. above) will be tracked against an Approved Budget.

                      F.     Plant   General  and  Administrative
               Expenses. Facilities General and Administrative (G&A) costs will be managed and controlled according to the Approved Budget that has been accepted by Owner. All G&A costs associated with plant operations will be administered by Operator and paid for by Owner in local currency.

                     G.    Operating  Fee.  In  addition  to  the
               expense reimbursements provided for above, an annual Operating Fee of Seventy-Two Thousand and No/100 Dollars (US$72,000.00) will be paid to Operator in equal monthly installments beginning with the Commencement Date. The Operating Fee shall be adjusted annually commencing on the first day of each year subsequent to the Commencement Date, by the change in index values of the (i) immediately preceding month of December; and (ii) the next immediately preceding month of December, as specified in the Consumer Price Index for All Urban Consumers, U.S. City Average, Table 1, in the row titled "Services" under the column heading "Unadjusted percent change to..." as published in CPI Detailed Report for the immediately preceding December.

                      H.    Management  Effectiveness  and  Plant
               Appearance, Price Adjustment. Subsequent to the Commercial Operation Date, Operator's monthly installment of the annual Operating Fee, described in Article 4.01G., may be increased by up to Two Thousand and No/100 Dollars (US$2,000.00) per month based on Owner's subjective assessment, in its sole discretion, of Operator's management effectiveness and the overall housekeeping and general appearance of the Facilities.

      4.02 Operator Procurement to Owner's Account. Operator may procure those items and services which are considered Reimbursable Costs and are included in the Approved Budget or are approved supplies, spare parts, Equipment and Consumables pursuant to Article 3.03B. by issuing purchase orders to be paid directly by Owner on Owner's purchasing and requisition forms. Operator shall supply a confirming copy of the purchase order to Owner. For purchase orders in excess of the equivalent of One Thousand and No/100 Dollars (US$1,000.00) or for any items not in the Approved Budget, Operator is required to receive written
authorization  from  Owner's  Representative  prior  to   issuing
purchase orders to be paid directly by Owner on Owner's purchasing and requisition forms.

      4.03 Operator's Expenses. Any and all expenses specifically associated with setting up Operator's subsidiary in Nepal will be to the account of Operator.

      4.04  Taxes.   Owner shall pay or reimburse  all  taxes  or
duties arising from this Agreement, other than tax on Operator's or any employee's or other representative's income, as provided in Article 3.10A.

                            ARTICLE 5

                             PAYMENT

      5.01 Payment of Monthly Compensation. The payment required by Article 4, will be made on a calendar month basis. Operator shall submit its invoices by the tenth (10th) day of the following month. Owner shall pay the amount due to Operator on or before the thirtieth (30th) day following the date the invoice is received by Owner, provided that invoices are submitted in a timely manner. Late invoices shall be paid within sixty (60) days. Operator shall submit its invoices together with copies of supporting, vouchers, receipts, and such other evidence of payment as Owner shall require.

      5.02 Payment Of Termination Payments. Owner shall pay the amount due pursuant to Article 7.02 to Operator on or before the thirtieth (30th) day following the date the invoice for such amount is received by Owner. Operator shall submit its invoice together with copies of supporting invoices, vouchers, receipts, and such other evidence of payment as Owner shall require.

      5.03 Payment Disputes. In the event of a dispute or question regarding any invoice submitted by Operator, (i) all amounts not disputed or in question shall be promptly paid as and when required by Article 5.01 and 5.02 above, (ii) an explanation of the dispute shall be promptly transmitted by Owner to
Operator, (iii) Owner and Operator shall immediately seek to resolve the dispute or question, and (iv) payment shall be made within ten (10) days of any remaining amount due after dispute resolution. In the event the Parties are unable to resolve the dispute, Owner and Operator shall submit to arbitration pursuant to Article 13.

      5.04  Audit  Rights.  Owner shall have the right  to  audit
Operator's books and records to verify that all Reimbursable Costs are properly charged to Owner. No audit rights extend to the makeup of lump sum amounts, unit rates, fixed percentages or multipliers as may be agreed upon between Owner and Operator.

      5.05 Interest. If Owner should fail to pay Operator the amounts due and payable hereunder, except to the extent such amounts may be in dispute, such delinquent payments shall bear interest at an annual rate equal to 1.25 times the prime interest rate then currently charged by the Chase Manhattan Bank in New York, New York prorated for the period of arrears, but in no event shall such rate exceed the maximum legal rate allowed by applicable usury laws. Payment of interest shall not excuse or cure any default or delay in payment of amounts due.

                            ARTICLE 6

                              TERM

      6.01 Term. This Agreement shall become effective as of the date of execution of this Agreement, and shall continue in effect thereafter until the fifth (5th) anniversary of the Commercial Operation Date unless otherwise terminated as provided in this Agreement.

      6.02 Extension of Term. The term of this Agreement shall automatically extend for additional one (1) year periods until such time as the financial obligations of the Owner are satisfied under the Loan Documents unless the Owner, with the consent of the Lenders as contemplated in the Loan Documents, gives at least ninety (90) days written notice of non-renewal prior to the end of the then effective one year term. All of the terms and conditions of this Agreement which are not modified or changed in any such written agreement shall remain in full force and effect throughout any such extended term.

                            ARTICLE 7

                           TERMINATION

      7.01 Termination By Owner Without Cause. Owner shall have the right to terminate this Agreement upon any termination of the Power Purchase Agreement. Any Lender to the Facilities shall have the right to terminate this Agreement for convenience should it declare an "Event of Default" under the Loan Documents after any cure period or other ability of Owner or any other party to cure any such default. In addition, Owner shall have the right to terminate this Agreement for convenience in the event that the Facilities are sold to a third party who intends to operate the Facilities. In the event Owner gives a written termination notice pursuant to the provision of this Article 7.01, this Agreement shall terminate as of the date specified in such notice which shall be no earlier than fifteen (15) days after the date the notice is given.

      7.02 Termination Payments. Upon termination pursuant to this Article 7, Owner shall pay Operator: (i) all outstanding costs pursuant to Article 4 hereof; (ii) reasonable costs that may be incurred by Operator in support of the termination of this Agreement, and (iii) reasonable severance costs resulting from the termination of employment of Operator's employees. Operator shall use best efforts to mitigate the amount of such costs of termination. Payment of these amounts will be in accordance with
Article 5.

      In  the  event of termination for convenience  pursuant  to
Article 7.01 or in the event of termination pursuant to Articles 7.04A. and 7.04B., Owner shall pay, in addition to the amounts above, a termination payment of Fifty Thousand and No/100 Dollars (US$50,000.00) for termination after the Commencement Date or a termination payment of Twenty-Five Thousand and No/100 Dollars (US$25,000.00) for termination which occurs after EPC Contractor is given Notice to Proceed (as defined in the EPC Contract) and prior to the Commencement Date.

      7.03 Termination By Owner for Cause. Owner may terminate this Agreement upon written notice to Operator as provided for in
Article 7.05 upon the occurrence of any of the following:

                     A.    Operator's failure to provide adequate
               qualified personnel to perform its obligations under the Agreement.

                     B.    Repeated failure of the Facilities  to
               respond to Dispatch Instructions from the Utility to the extent such failure was in Operator's control.

                     C.    Repeated failure to cooperate with the
               Utility which could result in Owner's breach of the Power Purchase Agreement.

                     D.    Repeated  failure to  provide  written
               documentation to the Utility which could result in Owner's breach of the Power Purchase Agreement.

                     E.    Failure  to produce Unit  Capacity  at
               available net head measured at the turbine and corrected for Unit efficiency due to normal wear and tear during two (2) consecutive Availability Tests.

                     F.    Failure of Operator to perform in  any
               material respect any service or obligation to be performed by it hereunder or any representation or warranty shall prove to be incorrect in any material respect.

                      G.     The   appointment  of  a   receiver,
               liquidator or trustee for Operator by a court of competent jurisdiction or an adjudication of bankruptcy or insolvency by any such court or the filing by Operator of a petition seeking an adjudication of bankruptcy or insolvency.

                     H.    Continuance of a Force Majeure claimed
               by Operator for more than one hundred eighty (180) days.

      7.04  Termination  By  Operator For  Cause.   Operator  may
terminate  this  Agreement  upon  written  notice  to  Owner   as
provided for in Article 7.05 upon the occurrence of any of the following:

                     A.    Failure  of  Owner to  pay  undisputed
               amounts due to Operator under this Agreement in accordance with Article 5.

                     B.    Failure  of  Owner to perform  in  any
               material respect any service or obligation to be supplied or performed by it or any representation or warranty shall prove to be incorrect in any material respect.

      7.05 Written Notification of Termination. In the event a written termination notice is given pursuant to Articles 7.03A., 7.03F. or 7.04A., 7.04B., such notice shall set forth the circumstances providing the basis for such termination and the Party which receives such notice shall have thirty (30) days to remedy such condition. In the event such circumstance is not corrected by the Party receiving such notice, or the Party receiving such notice has not taken substantive action acceptable to the other Party in its sole discretion to correct the circumstances by the end of such thirty (30) day period, this Agreement shall terminate.

      7.06 Termination Procedure. Neither Party may terminate this Agreement except as provided in this Article 7. Operator shall, in the event of termination, take all reasonable steps necessary to assure an orderly transfer of operation and maintenance responsibility to Owner or to Owner's designee including, without limitation, the delivery of all of the following to Owner or to any such designee at the time the termination takes effect:

                     A.    All  operation, maintenance  or  other
               records, manuals and procedures associated with the Facilities.

                     B.   All tools, Consumables, spare parts and
               equipment associated with the Facilities.

                    C. At the option of Owner or such designee, assignments to Owner or such designee, in form reasonably satisfactory to Owner or such designee, or any agreements between Operator and third parties relating to the performance of the obligations of Operator under this Agreement.

      7.07 Owner Cure of Operator's Default. In the event of a default by Operator in its obligations hereunder, Owner may (but shall not be required to) cure such default and may charge Operator any additional incremental costs incurred by Owner to cure such default up to a maximum amount of Forty Thousand and No/100 Dollars (US$40,000.00). The exercise by Owner of this right shall not waive any other rights of Owner hereunder.

                            ARTICLE 8

                  INSURANCE AND INDEMNIFICATION


      8.01 Obligations of Operator. Without limiting any of the obligations or liabilities of Operator, Operator shall at all times throughout the term of this Agreement and any renewal thereof, carry and maintain, or cause to be maintained, at a reimbursable cost under this Agreement, insurance with at least the minimum insurance coverage as set forth below and such other additional insurance as may be reasonably required from time to time by Owner and/or Lenders. All insurance carried and maintained pursuant to this Agreement shall be with insurers and shall be in such form and substance as shall be satisfactory to Owner and/or Lenders, whose acceptance shall not be unreasonably withheld.

                     A.    Operator shall carry and  maintain  or
               cause to be maintained workers' compensation insurance (or other similar or equivalent social insurance) written in accordance with the governing insurance laws of His Majesty's
               Government of Nepal and employers' liability coverage in an amount not less than US$5,000,000 per occurrence. Such employer's liability insurance shall include an indemnification to the Owner and Lenders. This coverage shall not contain an occupational disease exclusion.

                     B.    Operator shall carry and  maintain  or
               cause to be maintained comprehensive automobile liability insurance in accordance with the governing insurance laws of His Majesty's Government of Nepal as may be amended from time to time and covering all owned, non-owned and hired vehicles. Such coverage shall be written in an amount not less than US$1,000,000 per occurrence.

                     C.    Before  permitting Subcontractors,  if
               any, to perform any work at the Facility, Operator shall obtain a Certificate of Insurance from each such Subcontractor evidencing that such Subcontractor has obtained insurance, as reasonably and customarily required by Operator of its Subcontractors. All insurance policies of Subcontractors shall, if available, include a waiver of any right of subrogation of the insurers thereunder against Owner, Operator, Financing Parties, and the Utility, and any right of the insurers to set-off or counterclaim, offset or any other deduction, whether by attachment or otherwise.

                      D.     All   deductibles  or   self-insured
               retentions  for the coverage required by  (A)  and
               (B) shall be sole the sole responsibility of the Operator.

                     E.   Operator shall use all reasonable means
               to obtain the insurance coverage required by (A) and (B) above so long as such coverage and conditions are commercially available policies in the prevailing insurance market. All shall be endorsed to provide that:

                              i.   Owner and Lenders shall not be
                    responsible to the insurers or reinsurers for the payment of Operators insurance premiums directly. Operator shall be responsible for payment of premiums and request reimbursement from Owner per Article 8.01 A.

                               ii.  The interest of Owner and any
                    Lender   to  the  Facilities  shall  not   be
                    invalidated by any action or inaction of Operator or any other person and the comprehensive automobile liability insurance shall insure Owner and Lender regardless of any breach or violation by Operator or any other person of any warranties, declarations, or conditions in such policies;

                               iii. Subject to the Laws of Nepal,
                    all Policies of the Operator shall include a waiver of any right of subrogation of the insurers thereunder against Owner, Lenders and the Utility, and any right of the insurers to any set-off or counterclaim, offset or any other deduction, whether by attachment or otherwise.

                               iv.   The comprehensive automobile
                    liability insurance shall be primary without right of contribution of any other insurance carried by or on behalf of Owner, any Lender, and the Utility with respect to their interests as such in the Facilities;

                               v.   Inasmuch as the comprehensive
                    automobile liability insurance is written to cover more than one insured, all terms, conditions, insuring agreements and endorsements (other than the limits of liability) shall operate in the same manner as if there were a separate policy covering each insured provided nothing shall operate to increase the insureds liability as set forth elsewhere in the policy beyond the amount or amounts for which the insured would have been liable if only one person or interest had been named insured; and

                               vi.  If such insurance is canceled
                    for any reason whatsoever, including nonpayment of premium, or any substantial change is made in the coverage that affects the interests of Owner, any Lender, or the Utility, such cancellation or change shall not be effective as to Owner, such Lender, and the Utility, until sixty (60) days after receipt by Owner, Lender, and the Utility of written notice sent by first class air mail from such insurer of such cancellation or change; provided, however, that such sixty
                    (60) day period shall be reduced to ten (10) days in the case where cancellation results from the nonpayment of premiums.

                     F.    On  or  before the execution  of  this
               Agreement and annually thereafter, Operator shall furnish Owner, Lenders and the Utility and such designated third parties for which Owner makes written request approved certificates of all above required insurance. Such certificates shall be executed by each insurer or by an authorized representative of each insurer. Such certificates or notice, as the case may be, shall identify insurers, the type of insurance, the insurance limits and the policy term. Operator will furnish Owner and any third party, including the Lenders pursuant to the requirements of the Loan Documents, with copies of the insurance policies, binders, and cover notes or other evidence of such insurance required relating to the Facilities in the event of a claim.

                     G.   Concurrently with the furnishing of the
               certification referred to in Article 8.01F. above, Operator will furnish Owner and any third party at the request of Owner with a report of each insurer or insurance broker stating that all premiums then due from Operator have been paid and that in the opinion of such insurer or insurance broker, the insurance then carried and maintained with respect to the Facility is in accordance with the terms of this Agreement. Furthermore, Operator will cause an insurer or insurance broker to advise Owner and Lenders promptly in writing of any default in the payment of the premiums or any other act or omission on the part of the Operator or any other Person of which such broker has actual knowledge which might invalidate or render unenforceable, in whole or in part, any insurance provided hereunder. Owner and/or such third party may, at their sole option, obtain such insurance at reasonable cost if not obtained by Operator and, in such event, Operator shall reimburse Owner and/or such third party upon demand for the cost thereof.

      8.02 Obligations of Owner. Without limiting any of the obligations or liabilities of the Owner, Owner shall at all times throughout the terms of this Agreement and any renewal thereof, carry and maintain, or cause to be maintained at its own expense with insurers of Owner's choosing, insurance with at least the minimum insurance coverage set forth below for the benefit of the Owner, Operator, Lenders and such other persons as Owner may elect.

                     A.   Owner shall procure and maintain during
               the course of construction, testing and commissioning, Construction All Risk Insurance for the Facility covering loss or property damage to the Facility on a full replacement value basis and Third Party Bodily Injury and Property Damage Liability. Such policy shall include the interest of the Owner, Lenders and the Operator.

                     B.    Owner shall procure and maintain  "All
               Risk" property damage insurance for the full current replacement value of the completed Facility, broiler and machinery insurance and business interruption insurance. Such policy shall include the interests of the Owner, Lenders and the Operator.

                      C.     Owner  shall  procure  and  maintain
               Commercial General Liability (Third Party Liability) insurance written on an occurrence basis in respect of claims for third party bodily injury (including death) and including property damage on a broad policy form subject to the prevailing insurance market conditions. The policy will provide a combined single limit of at least $5,000,000 and include the interests of the Owner, and Operator.

                     D.    The Owner shall arrange for furnishing
               the Operator with approved certification of said insurance. Such certification shall be executed by each insurer or by an authorized representative of each insurer. Such certification or notice, as the case may be, shall identify insurers, the type of insurance, the insurance limits, and the policy term. All such certificates shall represent that the policies may not be canceled without thirty
               (30) days prior written notice to the Operator.

                    E. The Owner shall use all reasonable means to obtain the insurance coverage required herein so long as such coverage is commercially available in the prevailing insurance market.

      8.03 Risk of Loss. Owner shall bear the risk of physical loss or damage to the Facilities, including all materials, equipment and supplies (including temporary materials, equipment and supplies) purchased for permanent installation in or used during construction of the Facilities, regardless of whether Owner has title thereto. Operator and Subcontractors shall have no liability at any time for loss or damage to property of Owner, or in custody of Owner, and Owner releases Operator and their Subcontractors there from. Operator and their Subcontractors shall also have no liability for any loss of, or damage to the Facilities, as it is the intent of the Parties to rely on the proceeds of Owner's insurance as satisfaction for any loss or damage to the Facilities, and Owner releases Operator and their Subcontractors for any such loss or damage.

     8.04 Indemnification.

                     A.    Subject to the scope and limits of the
               insurance coverages listed in Article 8.01 above, Operator agrees to defend and indemnify Owner, any Lenders, and the Utility and their respective directors, officers and employees (collectively "Indemnitee") against, and hold them harmless from any and all claims, suits, liabilities and legal expenses (collectively "Claims") resulting from or in connection with Operator's performance, negligent performance, or non-performance of its obligations hereunder except where such Claims were caused by the negligence or willful misconduct of an Indemnitee, provided that Operator shall be promptly notified in writing so such claim or suit brought against such Indemnitee and shall be permitted to participate in the defense thereof.

                     B.    Subject to the scope and limits of the
               insurance coverages listed in Article 8.02 above, Owner agrees to defend and to indemnify Operator and its directors, officers and employees (collectively "Operator Indemnitee") against, and to hold them harmless from any and all Claims, resulting from or in connection with Owner's performance, negligent performance, or non-performance of its obligations hereunder, except where, such claims were caused by the sole negligence or willful misconduct of Operator Indemnitee, provided that the same notification to, and opportunity to participate, specified in
               Article 7.05 above is afforded to Owner.

                     C.    Subject to the scope and limits of the
               insurance coverages listed in Article 8.02 above, Owner agrees to defend and to indemnify Operator Indemnitee against and to hold them harmless from any and all claims, resulting from or in connection with Operator Indemnitee acting under the EPC Contractor's supervision and direction, the EPC's Contractor's performance, negligent performance or non-performance of its obligations pursuant to Article 2.02, except where such claims where caused by Operator's Indemnitee's failure to comply with the directions given by EPC Contractor and/or the sole negligence or willful misconduct of Operator's Indemnitee.

                     D.    Indemnities  against,  releases  from,
               assumptions of, and limitations on liability expressed in this Agreement, as well as waivers of subrogation rights, shall apply even in the event of the fault, negligence or strict liability of the Party indemnified or released or whose liability is limited or assumed or against whom rights of subrogation are waived and shall extend to the partners of each Party, their Affiliates, and their respective officers, directors, employees, and agents.

      8.05 Claims Procedures. Owner and Operator shall both cooperate and comply in all respects with the claims procedure and requirements to be established by the insurers.

      8.06 Additional Insured. The Lenders and Trustee shall be named as additional insureds under the foregoing policies of insurance.

      8.07 Pre-Existing Contamination. Anything herein to the contrary notwithstanding, title to, ownership of, and legal responsibility and liability for any and all pre-existing contamination shall at all times remain with Owner. "Pre-
existing contamination" is any hazardous or toxic substance present at the site or sites concerned which was not brought onto such site or sites by Operator. Owner agrees to release, defend, indemnify and hold Operator harmless from and against any and all liability which may in any manner arise in any way directly or indirectly caused by such pre-existing contamination except if such liability arises from Operator's gross negligence or willful misconduct.

      8.08 Damage Limitation. Except as expressly provided herein, neither Operator nor Owner shall have liability to the other party hereunder for indirect, incidental or consequential damages, including, without limitation, loss of revenues, liability for loss of use of the Facilities or existing property, loss of profits, loss of product or business interruption, howsoever caused, including breach of contract, tort (including negligence), strict liability or otherwise. In any event the total liability of Operator to Owner arising out of or in connection with the performance of Operator's obligations under the Operation and Maintenance Agreement, whether by way of indemnity or by reason of any breach of the Operation and Maintenance Agreement, or in tort, or otherwise, shall not exceed one hundred percent (100%) of the annual Operating Fee for any and all occurrences in any given year.

                            ARTICLE 9

                      PERMITS AND LICENSES

     9.01 Owner Permits and Licenses. Owner shall be responsible for obtaining and maintaining all permits, approvals and licenses, required to be in the name of Owner, necessary for the operation and maintenance of the Facilities (unless specifically determined to be within the scope of work undertaken by Operator). Operator shall cooperate with Owner in obtaining and maintaining such permits and licenses and in preparing reports required thereunder. Operator shall promptly advise Owner of any required permits and licenses or renewals of which it becomes aware.

      9.02 Operator Permits and Licenses. Operator shall be responsible for obtaining and maintaining all permits, approvals and licenses required to be in the name of Operator and otherwise required to be obtained by Operator in the performance of his duties hereunder. Operator shall obtain authorization to do business in Nepal at least one hundred eighty (180) days prior to the scheduled Unit Delivery Date for the first Unit, but in no event later than two (2) months prior the Commencement Date.

                           ARTICLE 10

                     INDEPENDENT CONTRACTOR

      At all times, Operator shall perform the requirements of this Agreement as an independent contractor to Owner. Operator shall have full responsibility for the control and direction of its employees, contractors, servants and agents. Operator shall be fully and solely responsible for the payment of such employees, servants and agents and for the payment of all obligations incurred by Operator in performing the requirements of this Agreement. This Agreement is not intended to and shall not create a partnership of any kind or type. Except for as provided in Article 2.08, Operator shall not be an agent for and may not bind Owner. Owner shall not be an agent for and may not bind Operator.


                           ARTICLE 11

                     COORDINATION AND ACCESS

      11.01 Access. Owner shall provide Operator and its employees, agents, and sub-contractors with free and clear access to the Facilities at all times to perform its obligations under this Agreement. Operator shall furnish Owner with a list of employees engaged in operation and maintenance of the Facilities and shall inform Owner in writing of all changes thereto. Operator, its employees, agents and subcontractors shall comply with all safety and other requirements established by Operator and Owner in connection with such access.

      11.02 Coordination and Required Level of Performance. Operator's personnel will interface with Owner's Representative and with appropriate representatives of the Utility. Operator shall accept daily instructions from the Utility and Owner as to projected requirements, subject to the design and performance limits of the Facilities. Operator shall operate the Facilities at the maximum generating output unless otherwise instructed by Owner, but always subject to Prudent Utility Practices and within the guarantee and warranty limits of the EPC Contractors and Major Equipment Manufacturers during the relevant guarantee and warranty periods. In the event of any interruption of the operation of the Facilities or in the event Operator is unable to operate the Facilities so as to meet such requirements of the Utility and Owner, Operator shall immediately notify Owner of the circumstance and shall exert its best efforts to restore the Facilities to its required operating level.


                           ARTICLE 12

                          FORCE MAJEURE

      12.01 Force Majeure. Force Majeure Event shall mean any event or circumstance or combination of events or circumstances that materially and adversely affects either Party in the performance of its obligations in accordance with the terms of this Agreement, but only if and to the extent that such events and circumstances are not within the reasonable control of the affected Party. Without limitation to the generality of the foregoing, Force Majeure Event shall include the following events and circumstances:

                      A.    lightning, drought, fire,  earthquake,
               volcanic   eruption,  landslide,   flood,   storm,
               cyclone, typhoon, or tornado;

                      B.    chemical  contamination or  naturally
               occurring explosion;

                      C.   epidemic, quarantine or plague;

                      D.   air crash, shipwreck or train wrecks;

                      E.   delays of transportation resulting from
               accidents or closure of transportation routes;

                      F.    acts  of  war  (whether  declared  or
               undeclared), invasion, armed conflict or acts of foreign enemy, blockade, embargo (including without limitation, unavailability or shortage of fuel or materials), revolution, riot, insurrection, civil commotion, acts of terrorism or sabotage in Nepal;

                      G.   any Change in Law;

                      H. expropriation, requisition, confiscation or nationalization in Nepal; or

                      I.   any event or circumstance of a nature
               analogous to any of the foregoing.

       A   Force   Majeure  Event  does  not  include  delay   of
Subcontractors and any such delay caused by Subcontractors will not excuse the Operator from timely performance in accordance with the Agreement.

     12.02     Notification Obligations.

                    A. The Party claiming a Force Majeure Event shall give notice to the other Party describing such Force Majeure Event as soon as reasonably practicable, but not later than four (4) days after the date on which such Party knew or should reasonably have known of the commencement of the Force Majeure Event. Such notice shall include (i) the date of commencement of the Force Majeure Event, (ii) the estimated duration and (iii) the expected probable impact on performance of such Party's obligations, to the extent known as of the date of the notice. Notwithstanding the above, if the Force Majeure Event results in a breakdown of communications rendering it not reasonably practicable to give notice within the applicable time limit specified herein, then the Party claiming a Force Majeure Event shall give such notice as soon as reasonably practicable after the reinstatement of communications, but not later than four (4) days after such reinstatement.

                    B. The Party claiming a Force Majeure Event shall give notice to the other Party of (i) the cessation of the relevant Force Majeure Event or
               (ii) the cessation of the effects of such Force Majeure Event on the enjoyment by such Party of its rights or the performance by it of its obligations under this Agreement as soon as practicable after becoming aware of either of sub-Articles (i) and (ii) above; but in any event no later than four (4) days after such event occurs.

      12.03 Duty to Mitigate. The Parties shall use their best efforts to mitigate and minimize any delays or costs caused by the effects of any Force Majeure Event and to cooperate to develop and implement a plan of remedial and reasonable alternative measures to remove the Force Majeure Event, provided that:

                     A.    The  Party  with a deficiency  in  its
               performance uses its best efforts to remedy such deficiency and to mitigate the effect of the Force Majeure Event. If the Force Majeure Event is labor related, Operator shall use best efforts to hire new employees or enter into new subcontracts; and

                     B.    If  Operator declares  Force  Majeure,
               Owner shall have the immediate right to enter the site at Owner's discretion to operate and maintain the Facilities until such time as the Force Majeure is resolved.

      12.04 Excused Performance. Pursuant to and consistent with Article 12, the events described in Article 12.01 shall constitute Force Majeure Events, and to the extent provided in this Article 12.04, the affected Party shall not be liable for any failures or delays in complying with its performance obligations pursuant to this Agreement. To the extent that such failure or delay has been caused, or contributed to, by one or more Force Majeure Events, the period allowed for the performance by such Party of its obligations hereunder shall be extended on the condition that :

                    A. the non-performing Party gives the other Party notice describing the particulars of the Force Majeure Event in accordance with Article
               12.02 and continue to furnish regular reports with respect thereto during the continuation of the Force Majeure Event;

                    B.    the  suspension  of  performance  and
               extension of such dates is of no greater scope and of no longer duration than is reasonably required by the Force Majeure Event;

                    C. when the non-performing Party is able to resume performance of its obligations under this Agreement, it shall give the other Party notice to that effect as required by Article 12.02; and

                    D.    the  non-performing  Party  uses  its
               reasonable efforts to remedy its inability to perform;

                    E.   in no event shall a Force Majeure Event
               excuse  the  obligations  of  a  Party  that   are
               required to be completely performed prior to the occurrence of a Force Majeure Event.

      12.05 Extension of Agreement by Force Majeure. Except as otherwise provided, in no event will any condition of Force
Majeure extend this Agreement beyond its stated Term.

      12.06 Extra Disbursements. If for reasons of Force Majeure the performance of the services by the Operator shall be delayed, or extra disbursements incurred in continuing the work, the Owner shall pay to the Operator all reasonable costs previously approved by the Owner resulting from the delay, or extra disbursements, including, if necessary, disbursements for round trip business travel and subsistence during temporary evacuation for personnel normally resident in Nepal while performing their duties and for the dependents normally residing with such personnel.

                           ARTICLE 13

                           ARBITRATION


      Any unresolved dispute that may arise between the Parties regarding this Agreement shall be settled by arbitration. The arbitration shall be conducted in accordance with the UNCITRAL Arbitration Rules. Venue for any arbitration proceedings shall be in New York, New York. In such proceedings, the arbitral tribunal shall have the authority to include in their award reimbursement of attorney fees and costs to the prevailing Party.

      Each arbitral tribunal shall consist of three arbitrators. Each Party shall appoint one arbitrator for each arbitration. Each of the two selected arbitrators shall agree upon a list of five additional potential arbitrators. Each Party shall strike two names from such list and the remaining person shall be the chairman of the arbitration panel. No arbitrator shall be a present employee or agent of, or consultant or counsel to, either Party to this Contract or any Affiliate of either Party. The Parties agree to exclude any right to application to any court or tribunal of competent jurisdiction in connection with any question of law, or otherwise arising in the course of any arbitration. The language to be used and all written documents provided in each arbitration shall be English.

      Any decision or award of an arbitral tribunal appointed pursuant to this Article 13 shall be final and binding upon the Parties. The Parties waive to the extent permitted by law any rights to appeal or any review of such award by any court or tribunal of competent jurisdiction. The Parties agree that any arbitration award may be enforced by any court having competent jurisdiction thereof. Notwithstanding the generality of the immediately preceding sentence, each of the Parties consents and submits unconditionally to the non-exclusive jurisdiction for itself and in respect of any of its property to any court in the State of New York. The Parties expressly submit to the jurisdiction of any such court. All arbitration awards shall be payable in Dollars. Interest at the Reference Rate plus two percent (2%) shall be due and payable to the Party in receipt of an arbitration award from the date the amount in dispute was first due until the date of payment.

                           ARTICLE 14

        OPERATOR AND OWNER REPRESENTATIONS AND WARRANTIES

       14.01      Representations  and  Warranties  of  Operator.
Operator represents and warrants, as of the date hereof, as follows:

                      A.    It  is  a  limited  partnership  duly
               organized, validly existing and in good standing under the laws of the State of Delaware and shall (either directly or through an Affiliate) be qualified to do business in Nepal at least one hundred eighty (180) days prior to the Unit Delivery Date of the first Unit and in no event later than two


                          (2)  months  prior to the  Commencement
               Date, and in any other jurisdiction where it is required to be so qualified.

                     B.    It  has taken all necessary action  to
               authorize the execution, delivery and performance of its obligations under this Agreement, which action has not been superseded or modified, and this Agreement constitutes the legal, valid and binding obligation of Operator, enforceable in accordance with its terms;

                     C.   The execution, delivery and performance
               of this Agreement do not violate (i) its partnership agreement or by-laws or any resolution of its Board of Directors or other committees charged with the governance of its affairs, (ii) any contract to which it or, to the best of its knowledge, any of its Affiliates is a party or
               (iii)  any  law,  rule,  regulation,  order  writ,
               judgment, injunction, decree or determination affecting Operator or any of its properties;

                    D. It has not filed any petition for relief under the bankruptcy laws of the United States of America, or any other sovereign nation has not made nor is making an assignment for the benefit of creditors, initiated nor been the subject of any proceeding seeking to have a receiver or trustee appointed to liquidate or manage its affairs, and none of its properties is subject to the jurisdiction of any bankruptcy court of the United States of America or any receivership proceeding;

                     E.    No  litigation is pending or,  to  its
               knowledge, threatened which seeks to restrain it from performing its obligations hereunder or the adverse outcome of which would materially affect its business or its ability to perform its obligations hereunder;

                     F.    No authorization or approval or  other
               action by, and notice to or filing with, any government agency or regulatory body is required for the due execution, delivery and performance by Operator of this Agreement which have not been obtained. Operator shall use reasonable efforts to obtain any other material governmental approval in a timely manner and such approvals shall not expire without being renewed in a timely manner or shall not be revoked, suspended, held invalid or limited in effect;

                    G. It or one of its Affiliates, through its management and personnel, is experienced in the operation, maintenance and repair of electrical power generating facilities, has complied with the provisions of all applicable laws, including, without limitation, Environmental Laws, respecting the operation of such Facilities and has not been and is not currently subject to any judgment or settlement of any claim imposing liability on it for noncompliance with law or mismanagement in its operation of any electric power generating facility; and

                     H.    It  is familiar with the terms of  the
               Power  Purchase  Agreement and EPC Contract  which
               affect   or  relate  to  the  operation   of   the
               Facilities.

      14.02      Representations and Warranties of Owner.   Owner
warrants, as of the date hereof, as follows:

                     A.   It is private limited liability company
               duly organized, validly existing and in good standing under the laws of Nepal;

                     B.    It  has taken all necessary action  to
               authorize the execution, delivery and performance of its obligations under this Agreement, which action has not been superseded or modified, and this Agreement represents the valid and binding obligation of Owner, enforceable in accordance with its terms;

                     C.   The execution, delivery and performance
               of this Agreement do not violate (i) its Joint Venture Agreements, Articles of Association, and Memorandum of Association or any resolution of its Shareholders or other committees charges with the governance of its affairs, (ii) any contract to which it is a party or (iii) any law, rule, regulation, order, writ, judgment, injunction, decree or determination affecting Owner or any of its properties;

                    D. It has not filed any petition for relief under the bankruptcy laws of Nepal, the United States of America or any other sovereign nation, has not made nor is making an assignment for the benefit of creditors, has not initiated nor been the subject of any proceeding seeking to have a receiver or trustee appointed to liquidate or manage its affairs, and none of its properties is subject to the jurisdiction of any bankruptcy court of Nepal, the United States of America or any receivership proceeding;

                     E.    No  litigation is pending or,  to  its
               knowledge, threatened which seeks to restrain the performance of its obligations hereunder or the adverse outcome of which could materially affect its business or its ability to perform its obligations hereunder; and

                     F.    No authorization or approval or  other
               action by, and notice to or filing with, any government agency or regulatory body is required for the due execution, delivery and performance by Owner of this Agreement which have not been obtained.


                           ARTICLE 15

                             NOTICES

       All notices, approvals, consents, requests and other communications hereunder shall be in writing and shall be deemed to have been given when delivered to the other Party by registered, certified, or express mail, return receipt requested, postage prepaid, or by facsimile, addressed as follows:

          If to Operator:

          Harza Engineering Company International L.P.
          c/o Harza Engineering Company
          Sears Tower
          233 South Wacker Drive
          Chicago, Illinois 60606-6392
          USA
          ATTN:     General Counsel

          If to Owner:

          Bhote Koshi Power Company Private Limited
          KHA 1-960
          Kalimati, Tachachal
          Kathmandu
          Nepal
          ATTN:     Project Manager

          With copies to:

          Panda Energy International, Inc.
          4100 Spring Valley Road, Suite 1001
          Dallas, Texas  75244
          ATTN:     Chief Executive Officer and General Counsel

      Either Party may change or augment their above address by written notice given as provided herein.




                           ARTICLE 16

                         APPLICABLE LAW

      16.01 Choice of Law. This Agreement shall be deemed to have been made in New York, New York and to be performed in Nepal. It shall be construed in accordance with the laws of the State of New York without application of its conflicts of laws provisions.

      16.02 Certain Legal Representations and Undertakings. Each of Operator and Owner represent, undertake and warrant that it will not engage in and that no funds shall be used directly or indirectly for any illegal payments or activities under the laws of Nepal or of the United States of America.

      The Owner and Operator shall not, and shall cause their directors, employees and agent to not, make or offer, or cause to be made or offered, any payment, loan or gift of money or anything of value directly or indirectly to (i) any official or employee of any government, or any agency or instrumentality thereof; (ii) any political party or official thereof or any candidate for political office; or (iii) any other person, under circumstances in which the Owner and Operator, the directors, employees or agents know, or have reason to know, that all or any portion of such money or thing of value will be offered or given, directly or indirectly, to any person named in items (i) and (ii) above to influence a decision or to gain any advantage for the Owner and Operator or their respective directors, employees or agents in connection with any transaction relating to this Agreement which could result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other law, regulation, order, decree, or directive having the force of law and relating to bribery, kick-backs, or similar business practices.

      In addition to the foregoing provisions, each of Operator and Owner expressly undertake that in connection with any inspection or audit of the records of either party, to insure compliance with the provisions hereof, the audited party shall cooperate fully with the auditing party or its designee, shall refrain from making any false or misleading statements, and shall not omit to state, or cause any person to omit to state, any material facts necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                           ARTICLE 17

                           NON-WAIVER

      The failure of Owner or of Operator to enforce any of the terms and conditions or to exercise any right or privilege under this Agreement shall not be construed as waiving any such term or condition or right or privilege and the same shall continue and remain in force and effect as if no such failure to enforce or exercise has occurred. No waiver shall be valid unless so stated in writing.




                           ARTICLE 18

                              TITLE

      Title to all tools, equipment, supplies and parts purchased by Operator and of all reports, record logs and documentation prepared by Operator pursuant to this Agreement shall pass directly upon payment by Owner. Said tools, equipment, supplies and parts shall be and become the property of Owner free of all liens and encumbrances except as provided for in Article 2.14.


                           ARTICLE 19

                           ASSIGNMENT

      Operator may not assign either its rights or duties under this Agreement without the prior written consent of Owner and Lenders which consent shall not be unreasonably withheld.
Operator shall execute all consents to assignment and other documents reasonably required by Lenders to the Facilities. However, the entire interest or any part thereof of Operator's interest may be assigned to an Affiliate of the transferor with the prior written approval of Owner and Lenders and such approval of Owner and Lenders will not be unreasonably withheld, provided, however, that such assignment shall not relieve the transferor from any liability or obligation under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties. In the event Operator assigns its rights and obligations under this Agreement to an Affiliate under this Article, Operator agrees to provide to the Lenders a guarantee of the performance of the obligations by the Affiliate.


                           ARTICLE 20

                          MISCELLANEOUS

        20.01 Confidentiality. The term "Proprietary Information" means all written information which has been or is disclosed by a Party (the "Transferor"), or by an Affiliate, officer, employee, agent, representative, consultant, contractor, subcontractor or partner of the Transferor, or which other becomes known to the other Party (the "Transferee") or other party in a confidential relationship with the Transferee, and which (i) relates to matters such as patents, trade secrets, research and development activities, draft or final contracts or other business arrangements, books and records, budgets, cost estimates, pro forma calculations, engineering work project, environmental compliance, pricing information, operations and maintenance procedures, private processes and other similar information, as they may exist from time-to-time, or (ii) the Transferor expressly designates in writing to be confidential. However, Proprietary Information shall exclude:

          A. Information that, at the time of disclosure hereunder is in the public domain, other than any such information which entered the public domain by breach of this Agreement or in violation of applicable law;

          B. Information that, after disclosure hereunder, enters the public domain, other than information that entered the public domain by breach of this Agreement or any other agreement, or in violation of applicable law;

          C. Information, other than that obtained from third parties, that prior to disclosure hereunder, was already in the recipient's possession, either without limitation on disclosure to others or subsequently becoming free of such limitation;

          D. Information obtained by the recipient from a third party having an independent right to disclose the information; or

          E. Information that is obtained through independent research without use of or access to the Proprietary
          Information.

      All Proprietary Information of the Transferor which is disclosed to or otherwise received or obtained by the Transferee incident to this Agreement is disclosed, and shall be held, in confidence, and the Transferee shall not publish or otherwise disclose any Proprietary Information to any person for any reason or purpose whatsoever or use any Proprietary Information for its own purposes or for the benefit of any person, without the prior written approval of the Transferor for a period of eight (8) years from the date of receipt of such Proprietary Information; provided, however, that the Proprietary Information may be disclosed to any prospective financier of the Facilities for purposes of obtaining financing for the development, construction, operation or maintenance of the Facilities; and, provided further that nothing herein shall limit the right of the Transferee to provide any Proprietary Information to any court or governmental authority having jurisdiction over or asserting a right to obtain such information, provided that (i) such court or governmental authority orders that such Proprietary Information be provided, and (ii) the Transferee promptly advises the Transferor of any request for such information by such governmental authority and cooperates in giving the Transferor an opportunity to present objections, requests for limitation, and/or requests for confidentiality or other restrictions on disclosure or access, to such court or governmental authority.

     20.02 Amendments. All amendments to this Agreement must be written and must be signed by both parties hereto. Owner shall give Operator written notice of any relevant amendments to the Loan Documents in a timely manner. If an amendment or sub-agreement to the Power Purchase Agreement, or an amendment to the Loan Documents materially adversely affects the performance of the Parties to this Agreement, the Parties shall negotiate in good faith to amend this Agreement accordingly, including, but not limited to, appropriate modifications to Article 4.01H., Contract Price Adjustments and Article 7., Termination provisions, however, such amendment(s) shall preserve the rights of the Parties hereto.

      20.03      Invalidity.  If any provision of this  Agreement
shall   be  found  to  be  invalid  by  any  court  of  competent
jurisdiction,  such  finding  shall  not  invalidate  any   other
provision hereof.

      20.04 Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the Parties hereto and upon their respective successors and assigns.

      20.05 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties as to the subject matter of this Agreement and merges and supersedes all prior agreements, commitments, representations, and discussion between the Parties pertaining to the subject matter of this Agreement.

      20.06 Survival. The provisions of this Agreement which by their nature are intended to survive the cancellation, completion or termination of the Agreement shall continue as valid and enforceable commitments of the Parties notwithstanding any such cancellation, completion or termination.

      20.07 Limitations Application. Neither Party makes any representations, covenants, warranties or guarantees, express or implied, other than expressly set forth herein. The Parties' rights, liabilities, responsibilities and remedies with respect to the Services, whether in contract or otherwise, shall be exclusively those expressly set forth in this Agreement.

      20.08 Third Party Beneficiaries. Excluding rights of any Lenders to the Facilities, this Agreement is not intended to create any third party beneficiary or rights.

      20.09 Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original but all of which taken together shall be deemed a single instrument.

      20.10 Service of Process Agent. The Operator shall appoint an agent satisfactory to each of the Lenders for service of process in the State of New York, and such other jurisdictions as may be requested by each of the Lenders, such agent shall be the Operator's, authorized agent to receive, accept, and acknowledge on its behalf service of process in any such proceeding, and shall provide each of the Lenders with evidence of the prepayment in full of the fees of such agent as of the date of the financial closing and throughout the term of this Agreement.

      20.11 Rules of Interpretation. In this Agreement, unless the text otherwise requires:

      A. The language of the Operation and Maintenance Agreement and for all communication of any nature between Owner and Operator is English.

      B. Words importing any gender include the other genders and references to the singular include the plural, and vice versa.

      C. Reference to persons include, but are not limited to individuals, corporate entities, associations, partnerships, and statutory agencies.

      D. Reference to any party or person shall mean and include a reference to that party or person, its successors or legal personal representatives, as the case may be and permitted assigns, transferees, or substitutes.

      E. Reference to this Agreement or any other document include the document as modified, amended, or superseded in the manner specified therein and notwithstanding any change in the identity of the parties.

      F. Reference in this Agreement to parties, clauses, sub-clauses, schedules, and appendices are, unless the context indicates otherwise, references to the parties to this Agreement and to the Articles, clauses, sub-clauses, schedules and appendices of this Agreement.

      G. References to "day" mean calendar day, references to "month" mean a calendar month, and references to "year" mean 365 days or 366 in a leap year, unless otherwise specified in the text. Where the day on or by which any sum is payable is a day other than a business day, such sum shall be paid on the immediately following business day.

     H. Reference to the word "including" means "including, but not limited to" and other forms of the words "include" or "including" are used and shall be interpreted accordingly.

      I. Reference to an act, statue or law shall include any and all regulations, rules, bylaws, rulings, decrees, judgments, or orders made under that act, statute or law and a reference to an act, statue, law, code or standard shall include any amendment, reenactment, variation or extension thereof or provisions substituted therefor.

     Executed on the first day above-written.


     FOR HARZA ENGINEERING COMPANY INTERNATIONAL L.P.

     By:
     Name:     Richard L. Meagher
     Title:    Chairman, Harza Engineering Company International,
          a limited liability company (the General Partner)



     BHOTE KOSHI POWER COMPANY PRIVATE LIMITED


     By:
     Name:  Darol S. Lindloff
     Title:    President




                           EXHIBIT A

                     POWER PURCHASE AGREEMENT

      [See Stand-alone document filed as Exhibit 10.140 to
                   this Registration Statement]




                            EXHIBIT B

                        PROJECT AGREEMENT

        [See Stand-alone document filed as Exhibit 10.139 to
                   this Registration Statement]




                            EXHIBIT C

                       HOME OFFICE SUPPORT

       The following services may be typically provided by Operator's home office and shall be considered Reimbursable
Costs:

     A.   Overall management of the Facilities;

     B.   Annual operations audit and report;

     C.   Engineering review of plant performance and efficiency;

     D.   Maintenance planning assistance programs;

     E.   Inventory tracking control programs;

     F.   Contract administration and interpretation assistance;

     G.   Troubleshooting support;

     H.   Site safety and hazardous materials programs;

          I. Capital project engineering support (includes conceptualization, analysis, and recommendation and does not include detailed engineering for such projects, which will be performed as required as a separate contract);

     J.   Problem analysis and resolution;

     K.   Warranty administration assistance;

     L. Travel and living expenses of home office support personnel related to Project;

     M.   Other services pre-approved by Owner; and

     N.   Review of actual hydrological flows versus historical data.


                           SCHEDULE D

            Upper Bhote Koshi Hydroelectric Project
                 Operation and Maintenance Plan
                        General Outline

1.   Project Arrangement and General Project Description

     (In this section a general description of the project will be prepared which describes the purpose of the project and the major features of the project. This description will be cross referenced to the general arrangement drawings which will be included in this section of the Operation and Maintenance Plan or appended at the end of the document).

2.   Staffing and Organization

     (In this section an organization chart will be prepared which indicates the various levels within the organization including, but not limited to general management, chief of operations, station operators, maintenance personnel, engineering support, and administrative personnel. In addition, job descriptions will be provided for all personnel which clearly define their individual responsibilities within the organization).

3.   General Emergency Procedures

     (In this section general emergency procedures will be prepared which provide procedures for handling on-the-job injuries and accidents. Key staff personnel will be trained in CPR and basic first aid and standard procedures will be established for contacting and directing emergency personnel to the job site. An emergency organization chart with names, titles and phone numbers will be prepared and posted which identify local fire, police, hospital, and local emergency agencies).

4.   Civil Structures

     (In this section each of the structures listed below will be described in detail and where applicable operation and maintenance procedures will be prepared. Maintenance procedures will define the interval for the various inspections and maintenance procedures. Equipment associated with these structures which is described in subsequent sections will not be described in this section. Where applicable, the necessary equipment operation and maintenance manuals furnished by the EPC Contractor will be cross referenced herein.

          Headworks
          Tunnel
          Penstock
          Powerhouse
          Geotechnical Monitoring
          General Site Maintenance
          Other Infrastructure

5.   Powerhouse Equipment and Systems

     (In this section each piece of equipment or system listed below will be described in detail. The operation of the equipment will be described herein or cross referenced to the appropriate equipment operation and maintenance manual. The maintenance procedures will be described in a similar manner. Maintenance procedures will define the interval for the various inspections and maintenance procedures).

          Mechanical Equipment
               Hydraulic Turbines
               Inlet Valves
               Governing Systems
               Cranes
               Unit Unwatering and Filling Systems
               Station Drainage Systems
               Cooling Water and Service Water Systems
               Treated Water Systems
               Sanitary Drainage and Sewage Treatment System
               Water Level Monitoring and Sensing System
               Station Service Compressed Air System
               Lubricating Oil System
               Oil Recovery System
               Fire Protection System
               Heating, Ventilating and Air Conditioning System
               Emergency Generating System

          Electrical Equipment
               Generators
               Excitation Systems
               Main Power Transformers
               Bus Assemblies
               Switchgear
               Station Service
               Plant Control Switchboard
               Batteries, Chargers and Uninterruptible Power Supplies Lighting System
               Switchyard Equipment
               Fire Detection System
               Distribution Lines
               Power Line Carrier Equipment

6.   Headworks Equipment and Systems

     (In this section each piece of equipment or system listed below will be described in detail. The operation of the equipment will be described herein or cross referenced to the appropriate equipment operation and maintenance manual. The maintenance procedures will be described in a similar manner. Maintenance procedures will define the interval for the various inspections and maintenance procedures).

          Spillway Gates
          Desanding Basin Intake Trashracks and Bulkheads
          Desanding Basin Flushing Gates
          Headrace Tunnel Intake Gates and Bulkheads
          Bypass Facility Equipment
          Minimum Release Equipment
          Emergency Generating Systems
          Miscellaneous Equipment

7.   Facility Operating Procedures

     (In this section the detailed operating procedures will be described for the three major systems listed below. The operating procedures for the turbine-generators will provide a step-by-step procedure for starting and stopping the machinery, procedures for synchronizing the units with the utilities grid, and will discuss emergency shutdown procedures. The procedures will also describe in detail the interface between the utility and the plant operator(s) and describe dispatch procedures. The operation and maintenance of the desanding basin will be described in Item 6 above. The procedures in this section will discuss the coordination of operating the desanding basin for maintenance while maintaining partial operation of the turbine-generators through the desanding basin bypass system).

          Turbine-Generators
          Desanding Basin
          Utility Interface

8.   Transmission Line

     (In this section the transmission line will be described in detail and the inspection and maintenance procedures will be described in detail. Where applicable, the necessary equipment operation and maintenance manuals furnished by the EPC Contractor will be cross referenced herein).

9.   Flood Preparedness

     (In this section emergency procedures will be described which cover floods of various magnitudes and will discuss notification procedures, evacuation procedures and medical procedures associated with flood conditions. A notification flowchart will be prepared and posted with names, titles and phone numbers of persons to be contacted in the event of an emergency. Specific procedures for the areas listed below will be prepared).

          Emergency Procedures
          Facility Maintenance (On-Site and Off-Site)
          Periodic Monitoring Activities
          Warning Systems

10.  Spare Parts List and Inventory Procedures

     (In this section the inventory procedures developed for the project will be described in detail and spare parts lists will be updated on a regular basis and filed in this O & M Plan for access to plant personnel on an "as authorized" basis).

11.  Vehicles, Maintenance and Fuels

     (In  this  section  a log of each project  vehicle  will  be
     maintained.   The log will document maintenance  on  an  "on
     going"  basis.   Fuel inventory will be maintained  for  the
     emergency diesel generator equipment).

12.  Replacement Schedules

     (In this section replacement schedules will be maintained for disposable equipment, such as, fuel filters, air filters, oil filters, seals, etc. Where applicable, these disposable items will be cross referenced to other section of this O & M Plan).

13.  Maintenance Management Program

     (In  this  section  overall maintenance  schedules  will  be
maintained and cross referenced    with other sections of the O &
M Plan, where applicable).

14.  Administrative Procedures

     (In  this  section administrative procedures for  all  plant
operation and personnel will be    prepared and maintained).

15.  Record Keeping, Reporting and Other Procedures

     (In  this  section detailed procedures will be prepared  for
the  items  listed below and other   procedures as necessary  for
efficient operation of the facilities).

          Streamflow and Other Operating Parameters
          Deemed Generation
          Compliance with Environmental Laws and EMMP
          NEA Reporting Requirements
          Owner Reporting Requirements
          Annual Budgeting
          Safety Inspections and Evaluations
          Medical Emergencies